UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Soliciting Material Pursuant to §240.14a-12

SAILPOINT TECHNOLOGIES HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 18, 2022

To Our Stockholders:

You are cordially invited to attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of SailPoint Technologies Holdings, Inc. (“SailPoint”) on April 28, 2022, at 12:30 p.m. Central Time, to be held in a live virtual meeting format in light of ongoing concerns relating to the public health impact of the coronavirus.

The matters expected to be acted upon at the meeting are described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement. You are entitled to vote at the Annual Meeting and any adjournments, continuations or postponements of the Annual Meeting only if you were a stockholder as of the close of business on February 28, 2022.

Thank you for being a SailPoint stockholder. We look forward to seeing you at the Annual Meeting.

Sincerely,

Mark McClain
Chief Executive Officer and Director

Your vote is important. Whether or not you can attend the meeting, please read the enclosed proxy statement carefully, and then cast your vote as soon as possible over the Internet, by telephone, or by completing and returning the enclosed proxy card so that your shares are represented at the Annual Meeting. Your vote will mean that you are represented at the Annual Meeting regardless of whether you attend the virtual meeting. Returning the proxy does not deprive you of your right to attend the virtual meeting or to vote your shares electronically at the virtual meeting.

SAILPOINT TECHNOLOGIES HOLDINGS, INC.

11120 FOUR POINTS DRIVE, SUITE 100

AUSTIN, TEXAS 78726

Notice of Annual Meeting of Stockholders

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of SailPoint Technologies Holdings, Inc. will be held on April 28, 2022, at 12:30 p.m. Central Time in a live virtual meeting format, to consider and vote upon the following proposals:

1.	To elect three Class II directors to hold office until the 2025 Annual Meeting of Stockholders or until their successors are duly elected and qualified;
2.

To ratify the selection by the Audit Committee of our Board of Directors of Grant Thornton LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2022;

3.	To approve, on an advisory basis, our named executive officer compensation; and
4.	Such other matters as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

Beginning on or about March 18, 2022, we will send to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) with instructions on how to access our proxy materials over the Internet and how to vote. The Notice also provides instructions on how to obtain paper copies if preferred.

In light of the continued public health risks posed by the coronavirus, we have determined it is appropriate to hold the Annual Meeting virtually. To attend and participate in the Annual Meeting, you will need to register in advance at www.proxydocs.com/SAIL (the “Meeting Website”). You will be required to enter the control number found on your proxy card, voting instruction form or Notice. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you to access the meeting and will permit you to submit questions during the meeting. We encourage you to log on 15 minutes prior to the start time of the meeting. If you have difficulty accessing the Annual Meeting through the Meeting Website, please call the technical support number provided in the registration email.

Only stockholders of record at the close of business on February 28, 2022 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. You may vote and ask questions in advance of or during the Annual Meeting by following the instructions on your proxy card, voting instruction form or Notice and available on the Meeting Website, as applicable. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the Annual Meeting by one of the methods described in the proxy materials for the Annual Meeting. A list of the names of stockholders entitled to vote at the Annual Meeting will be available for ten days prior to the Annual Meeting for examination by any stockholder for any purpose germane to the Annual Meeting between the hours of 9:00 a.m. and 5:00 p.m. Central Time at our headquarters at 11120 Four Points Drive, Suite 100, Austin, Texas 78726. This list will also be available for such purposes during the Annual Meeting on the Meeting Website.

By Order of the Board of Directors,

Christopher G. Schmitt
Secretary
Austin, Texas
March 18, 2022

Your vote is important. Whether or not you expect to attend the virtual meeting, please vote over the Internet, by telephone, or by completing and promptly returning the enclosed proxy card so that your shares may be represented at the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER

MEETING TO BE HELD ON APRIL 28, 2022: THIS PROXY STATEMENT FOR THE 2022 ANNUAL MEETING

OF STOCKHOLDERS AND OUR ANNUAL REPORT TO STOCKHOLDERS FOR THE YEAR ENDED

DECEMBER 31, 2021 ARE AVAILABLE AT http://www.proxydocs.com/SAIL.

2022 PROXY STATEMENT | SAILPOINT TECHNOLOGIES HOLDINGS, INC. 2

SAILPOINT TECHNOLOGIES HOLDINGS, INC.

11120 FOUR POINTS DRIVE, SUITE 100

AUSTIN, TEXAS 78726

PROXY STATEMENT FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL  28, 2022

The Meeting

The Board of Directors (the “Board”) of SailPoint Technologies Holdings, Inc., a Delaware corporation (“SailPoint,” the “Company” or “we”), is soliciting proxies for use at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on April 28, 2022 at 12:30 p.m. Central Time in a live virtual meeting format. The Notice of Internet Availability of Proxy Materials (the “Notice”) was first furnished to stockholders on or about March 18, 2022. Electronic copies of this proxy statement (this “Proxy Statement”) and our Annual Report to Stockholders for the year ended December 31, 2021 (our “2021 Annual Report”) are available at www.proxydocs.com/SAIL.

Attending the Virtual Meeting

In light of the continued public health risks posed by the coronavirus, we have determined that it is appropriate to hold the Annual Meeting virtually. To attend and participate in the Annual Meeting, you will need to register in advance at www.proxydocs.com/SAIL (the “Meeting Website”). You will be required to enter the control number found on your proxy card, voting instruction form or Notice. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you to access the meeting and will permit you to submit questions in advance of and during the meeting. We encourage you to log on 15 minutes prior to the start time of the meeting. If you have difficulty accessing the Annual Meeting through the Meeting Website, please call the technical support number provided in the registration email.

In accordance with the rules of conduct for the Annual Meeting, which you will find on the Meeting Website following registration, you may submit up to two questions during or in advance of the Annual Meeting, which questions may address no more than one topic each and must be relevant to the issues before the meeting. During the Annual Meeting, at the appropriate time, we will endeavor to provide oral responses to all questions so submitted. Because we believe it is important for stockholders to have the opportunity to submit questions both in advance of and during the meeting, we are requiring all questions to be submitted in writing. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the Annual Meeting by one of the methods described in the proxy materials for the Annual Meeting.

Voting Rights, Quorum and Required Vote

Only holders of record of our common stock at the close of business on February 28, 2022 (the “Record Date”) will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, we had 94,191,701 shares of common stock outstanding and entitled to vote. Holders of our common stock are entitled to one vote for each share held as of the Record Date. Holders of our common stock do not have the right to cumulative voting. A quorum is required for our stockholders to conduct business at the Annual Meeting. The holders of a majority of the outstanding voting power of all shares of our common stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting. Abstentions and “broker non-votes” (described below) will be counted in determining whether there is a quorum.

For Proposal No. 1 – Election of Directors, directors will be elected by a plurality of the votes of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote in the election of directors, which means that the three nominees receiving the highest number of “for” votes will be elected. Withheld votes and broker non-votes will have no effect on Proposal No. 1.

2022 PROXY STATEMENT | SAILPOINT TECHNOLOGIES HOLDINGS, INC. 1

Proposal No. 2 – Ratification of Appointment of Independent Registered Public Accounting Firm requires the affirmative vote of the majority of voting power of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will count the same as votes against Proposal No. 2.

Proposal No. 3 – Advisory Vote on our Named Executive Officer Compensation requires the affirmative vote of the majority of voting power of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions and broker non-votes will count the same as votes against Proposal No. 3.

Voting Your Shares

If you are a registered holder of our common stock, meaning that you hold our common stock directly (not through a bank, broker or other nominee), you may vote by telephone or electronically through the Internet by following the instructions included on your Notice or your proxy card, or by completing, dating, signing and promptly returning your proxy card. All signed, returned proxies that are not revoked will be voted in accordance with the instructions contained thereon. Signed proxies that give no instructions as to how they should be voted on a particular proposal at the Annual Meeting will be counted as votes “for” the election of each of the Class II director nominees presented by the Board under Proposal No. 1, as votes “for” Proposal No. 2, and as votes “for” Proposal No. 3.

If your shares of our common stock are held through a bank, broker or other nominee, you are considered the “beneficial owner” of those shares held in “street name.” You may be able to vote by telephone or electronically through the Internet (i.e., if those options are made available to you by your bank, broker or other nominee) in accordance with the voting instructions provided by that nominee. You may also vote by completing, dating, signing and promptly returning the voting instruction form sent by that nominee. You must obtain a legal proxy from the nominee that holds your shares if you wish to participate virtually at the Annual Meeting. If you do not provide voting instructions to your broker in advance of the Annual Meeting, New York Stock Exchange (“NYSE”) rules grant your broker discretionary authority to vote on “routine” proposals. Where a proposal is not “routine,” a broker who has received no instructions from its clients does not have discretion to vote its clients’ uninstructed shares on that proposal, and the unvoted shares are referred to as “broker non-votes.” For the Annual Meeting, Proposals No. 1 and No. 3 are not considered “routine” proposals, and therefore, brokers cannot exercise discretionary authority regarding such proposals for beneficial owners who have not returned voting instructions. Proposal No. 2 is considered a “routine” proposal, and therefore, brokers can exercise discretionary authority regarding this proposal for beneficial owners who have not returned voting instructions.

In the event that sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the Chairman of the Annual Meeting may adjourn the Annual Meeting to permit further solicitations of proxies.

The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Stockholders voting via the telephone or Internet should understand that there may be costs associated with telephonic or electronic access, such as usage charges from telephone companies and Internet access providers, which must be borne by the stockholder.

Expenses of Solicitation

The expenses of any solicitation of proxies to be voted at the Annual Meeting will be paid by the Company. Following the original distribution of the proxies and other soliciting materials, the Company and its directors, officers and other employees (for no additional compensation) may also solicit proxies in person, by telephone or e-mail. Following the original distribution of the proxies and other soliciting materials, the Company will request that banks, brokers and other nominees forward copies of the proxy and other soliciting materials to persons for whom they hold shares of common stock and request authority for the exercise of proxies. We will reimburse banks, brokers and other nominees for reasonable charges and expenses incurred in forwarding soliciting materials to their clients.

2022 PROXY STATEMENT | SAILPOINT TECHNOLOGIES HOLDINGS, INC. 2

Revocability of Proxies

Any person who validly submits a proxy has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote. A proxy may be revoked by a writing delivered to the Company stating that the proxy is revoked, by a subsequent proxy that is submitted via telephone or Internet or by a subsequent proxy that is signed by the person who signed the earlier proxy and is delivered before or at the Annual Meeting. If you are a beneficial owner and wish to change any of your previously provided voting instructions, you must contact your bank, broker or other nominee directly.

Electronic Delivery of Proxy Materials to Stockholders

Beginning on or about March 18, 2022, we mailed to our stockholders a Notice with instructions on how to access our proxy materials over the Internet and how to vote. If you received such Notice and would prefer to receive paper copies of the proxy materials, or if you received paper copies of the proxy materials and would prefer to receive a Notice for future annual meetings, you may notify us by telephone, e-mail or mail at the respective telephone number, e-mail address or mailing address provided on the Notice.

Delivery of Documents to Stockholders Sharing an Address

Because many stockholders hold shares of our common stock in multiple accounts or share an address with other stockholders, stockholders may receive duplicate mailings of proxy materials. Stockholders may avoid receiving duplicate mailings as follows:

•

Stockholders of Record. If your shares are registered in your own name and you are interested in consenting to the delivery of a single set of proxy materials, you may contact Mediant Communications, Inc. (“Mediant”) by telephone at 1-866-648-8133, by Internet at www.investorelections.com/SAIL, or by email at paper@investorelections.com.

•

Beneficial Stockholders. If your shares are not registered in your own name, the bank, broker or other nominee that holds your shares may have asked you to consent to the delivery of a single set of proxy materials if there are other SailPoint stockholders who share an address with you. If you currently receive more than one copy of the proxy materials at your household and would like to receive only one copy in the future, you should contact your nominee.

If you consent to the delivery of a single set of proxy materials but later decide that you would prefer to receive a separate copy of the proxy materials for each stockholder sharing your address, then please notify Mediant or your nominee, as applicable, and they will promptly deliver the additional proxy materials.

If you wish to receive a separate copy of the proxy materials for each stockholder sharing your address in the future, you may also contact Mediant by telephone at 1-866-648-8133, by Internet at www.investorelections.com/SAIL, or by email at paper@investorelections.com if you are a stockholder of record, or you may contact your broker nominee if you are a beneficial stockholder.

2022 PROXY STATEMENT | SAILPOINT TECHNOLOGIES HOLDINGS, INC. 3

Our Company

Business Overview

SailPoint is the leading provider of enterprise identity security solutions. For the modern enterprise, securely connecting the right people to the right technology is incredibly complex and has moved well beyond human capacity alone. SailPoint’s autonomous approach helps organizations easily discover, manage and secure all identities (both human and non-human software bots) and their access to technology resources, all done at the speed and scale their business demands.

We offer both software as a service (“SaaS”) and software platforms, which provide organizations visibility and the intelligence required to both seamlessly empower users and securely manage their access to systems, applications and data across hybrid information technology (“IT”) environments, spanning on-premises and cloud applications and file storage platforms. We help customers enable their businesses with more agile and frictionless IT, streamline and accelerate the delivery of access to their businesses, enhance their security posture and better meet compliance and regulatory requirements. Our customers include many of the world’s largest and most complex organizations, including commercial enterprises, financial institutions and governments.

We believe that our identity security platform is a critical, foundational layer of a modern enterprise security strategy, which increasingly leverages a zero-trust approach for securing access. Open architecture allows our platform to complement and build upon traditional perimeter- and endpoint-centric security solutions, which we believe on their own are increasingly insufficient to secure organizations, and their applications and data. We deliver an identity security platform that forms a holistic view of the enterprise’s identities, both human and non-human, and their access to all applications, data and infrastructures.

Performance Highlights

In 2021, we successfully executed on the large and growing market opportunity in front of us. Global enterprises now recognize that identity security plays a foundational role in the overall security of the business and have prioritized their investment in identity security as a result.

Key business and financial performance highlights from 2021 include:

•	We continued our industry leadership with 2021 Forrester Wave: Identity Management & Governance leadership placement for the third time consecutively.

•

We secured overall leadership in both the 2021 KuppingerCole Leadership Compass for Identity as a Service – Identity Governance & Administration and the 2021 KuppingerCole Leadership Compass for Identity Governance & Administration.

•	We largely completed our transition to a subscription model during 2021, ahead of expectations.

•

Total ARR at December 31, 2021 was $370.4 million, a 48% increase year-over-year. Total annual recurring revenue (“Total ARR”) represents the annualized value of the active portion of SaaS, term-based license, maintenance and support contracts and other subscription services at the end of the reporting period. We calculate Total ARR by dividing the active contract value by the number of days in the active portion of the overall contract term and then multiplying by 365.

•	Total revenue for the year was $439.0 million, a 20% increase year-over-year. Subscription revenue for the year was $273.2 million, a 39% increase year-over-year.

2022 PROXY STATEMENT | SAILPOINT TECHNOLOGIES HOLDINGS, INC. 4

Proposal No. 1 – Election of Directors

The Board is presently comprised of nine members, who are divided into three classes, designated as Class I, Class II and Class III. One class of directors is elected by the stockholders at each annual meeting to serve a three-year term. Class I directors consist of Mark D. McClain, Tracey E. Newell and Sudhakar Ramakrishna; Class II directors consist of Cam McMartin, Heidi M. Melin and James M. Pflaging; and Class III directors consist of William G. Bock, Ronald J. Green and Michael J. Sullivan.

Class II directors standing for re-election at the Annual Meeting are Ms. Melin and Messrs. McMartin and Pflaging. Class III directors will stand for re-election at the 2023 Annual Meeting of Stockholders, and Class I directors will stand for re-election at the 2024 Annual Meeting of Stockholders.

Each of the nominees for election to Class II is currently a director of the Company. If elected at the Annual Meeting, each of the nominees would serve for three years and until his or her successor is duly elected and qualified, or until such director’s earlier death, resignation or removal. Each of the nominees has indicated his or her willingness to serve as a member of the Board, if re-elected. If any of the nominees is unable to serve or will not serve (a contingency which the Board does not expect to occur), the proxies will be voted for a substitute nominee chosen by the Board. In the alternative, the stockholders may vote for just the remaining nominees, leaving a vacancy that may be filled at a later date by the Board, or the Board may reduce the size of the Board. At the Annual Meeting, proxies cannot be voted for a greater number of individuals than the number of nominees named in this Proxy Statement (which is three).

The names of the nominees for election as Class II directors at the Annual Meeting and of the incumbent Class I and Class III directors, and certain information about them, are included below.

Names	Class	Position	Current Term Expiration	Expiration of Term for which Nominated

Director Nominees

Cam McMartin	II	Director	2022	2025

Heidi M. Melin	II	Director	2022	2025

James M. Pflaging	II	Director	2022	2025

Continuing Directors

William G. Bock	III	Chairman of the Board	2023	—

Ronald J. Green	III	Director	2023	—

Mark D. McClain	I	Chief Executive Officer and Director	2024	—

Tracey E. Newell	I	Director	2024	—

Sudhakar Ramakrishna	I	Director	2024	—

Michael J. Sullivan	III	Director	2023	—

2022 PROXY STATEMENT | SAILPOINT TECHNOLOGIES HOLDINGS, INC. 5

Nominees for Election as Class II Directors

Cam McMartin

Director Since: 2020 Board Class: II Term Expiration: 2022 Age: 65 Board Committees: • Cybersecurity

Biography

Cam McMartin has served on our Board since January 2020. He served as our Chief Financial Officer from 2011 to May 2019, as our Chief Operating Officer from May 2019 until his retirement in December 2019, and most recently as our Interim Chief Financial Officer from September 2021 to March 15, 2022. He served on the board of directors of Thoma Bravo Advantage (NYSE: TBA), a special purpose acquisition company, from January 2021 until its merger with ironSource Ltd. in June 2021. Mr. McMartin formerly served as Managing Director and Chief Financial Officer for CenterPoint Ventures, a $425 million venture capital group. Before CenterPoint Ventures, Mr. McMartin held senior financial management positions with a number of corporations, including Chief Financial Officer at Convex Computer (NYSE: CNX) and Senior VP, Operations at Dazel. Mr. McMartin holds a B.A. in Business Administration from Trinity University and an M.B.A. from the University of Michigan.

Director Qualifications

The Board believes that Mr. McMartin’s extensive industry and Company experience, along with his financial and cybersecurity expertise, qualify him to serve as a director.

Heidi M. Melin

Director Since: 2019 Board Class: II Term Expiration: 2022 Age: 56 Board Committees: • Compensation (Chair) • Nominating and Corporate Governance

Biography

Heidi Melin has served on our Board since January 2019. Ms. Melin has served as a part-time Senior Operating Advisor since October 2021 at Hellman & Friedman, a San Francisco-based private equity firm, and since November 2021 she has served on the board of directors of Origami Risk, a privately held company providing an integrated SaaS platform for the risk and insurance industry. Before that, she served as the Chief Marketing Officer of Workfront Inc., a cloud-based company that develops enterprise work management software, from February 2018 until January 2021 when Workfront was acquired by Adobe. From June 2013 to January 2018, Ms. Melin served as the Chief Marketing Officer of Plex Systems, Inc., a cloud-based enterprise resource planning technology company. Prior to that, she served as Chief Marketing Officer at a number of other companies, including Eloqua, Inc. (later acquired by Oracle Corporation), Taleo Corporation, Polycom, Inc. (“Polycom”) and Hyperion Solutions Corporation. She also previously served on the board of directors and the human resources committee of Accelrys, Inc., a public reporting company prior to its acquisition by Dassault Systèmes SA. Ms. Melin holds a B.A. in Political Science and Organizational Psychology from Willamette University.

Director Qualifications

The Board believes that Ms. Melin’s extensive marketing and industry experience as well as her prior board experience qualify her to serve as a director.

2022 PROXY STATEMENT | SAILPOINT TECHNOLOGIES HOLDINGS, INC. 6

James M. Pflaging

Director Since: 2015 Board Class: II Term Expiration: 2022 Age: 59 Board Committees: • Audit • Cybersecurity (Chair)

Biography

Jim Pflaging has served on our Board since January 2015. Mr. Pflaging is the sole Managing Partner at Cynergy Partners Inc. (“Cynergy Partners”), a cybersecurity advisory firm he founded in March 2018, where he works closely with technology companies and investors to identify, acquire, and build companies and advises boards of directors and executives on assessing risk and improving their cyber governance. Currently, he serves on the board of directors of several private technology companies. Prior to founding Cynergy Partners, from January 2012 to March 2018, Mr. Pflaging was employed by The Chertoff Group, a security advisory firm that provides risk management, business strategy and merger and acquisition advisory services. While employed by The Chertoff Group, from April 2014 until March 2018, Mr. Pflaging was a Principal, a member of its Operating Committee and responsible for its strategy practice, and, beginning in 2017, he assumed leadership for its technology vertical. Mr. Pflaging has over 30 years of Silicon Valley experience, including 15 years as Chief Executive Officer of cybersecurity and data management companies. Mr. Pflaging holds a B.S. in Commerce with dual concentrations in Finance and Marketing from the University of Virginia.

Director Qualifications

The Board believes that Mr. Pflaging’s management and extensive industry experience qualify him to serve as a director.

Continuing Directors

William G. Bock (Chairman of the Board)

Director Since: 2011 Board Class: III Term Expiration: 2023 Age: 71 Board Committees: • Audit • Compensation

Biography

Bill Bock has served on our Board since 2011. Mr. Bock has served on the board of directors of Silicon Laboratories Inc. (NASDAQ: SLAB) (“Silicon Labs”) since 2011 and as chairman of the board of directors of N-Able, Inc. (NYSE: NABL) since July 2021. He has served as a member of the board of directors of SolarWinds Corporation (NYSE: SWI) (“SolarWinds”) since October 2018 and was appointed as chairman of its board in August 2020. From 2013 to his retirement in 2016, Mr. Bock served as the President of Silicon Labs. He also served Silicon Labs as Senior Vice President of Finance and Administration and Chief Financial Officer from 2006 to 2011. Prior to joining Silicon Labs, Mr. Bock participated in the venture capital industry, principally as a partner with CenterPoint Ventures, and previously held senior executive positions with various venture-backed companies. Mr. Bock began his career with Texas Instruments (NASDAQ: TXN). Mr. Bock holds a B.S. in Computer Science from Iowa State University and an M.S. in Industrial Administration from Carnegie Mellon University.

Director Qualifications

The Board believes that Mr. Bock’s extensive financial and industry experience as well as his prior board experience qualify him to serve as a director.

2022 PROXY STATEMENT | SAILPOINT TECHNOLOGIES HOLDINGS, INC. 7

Ronald J. Green

Director Since: 2021 Board Class: III Term Expiration: 2023 Age: 53 Board Committees: • Audit • Cybersecurity

Biography

Ron Green has served on our Board since July 2021. He is an experienced security leader and currently serves as Executive Vice President, Chief Security Officer of Mastercard Inc. (NYSE: MA), where he serves on Mastercard’s Management Committee and leads a global team that ensures the safety and security of Mastercard’s network, products and services. Prior to joining Mastercard in January 2014, he served as Deputy Chief Information Security Officer at Fidelity Information Services from December 2012. Prior to this position, Mr. Green was Director, Investigation and Protections Operations at BlackBerry Limited (NYSE: BB), and before that he served as a senior vice president across several areas at Bank of America (NYSE: BAC). He also has extensive experience working with international and federal law enforcement agencies, both as a special agent in the United States Secret Service, where among other things he worked on fraud investigations, and as an officer in the United States Army. Mr. Green currently serves as Chair of the Financial Services Sector Coordinating Council and as a member of the United States Secret Service Cyber Investigations Advisory Board. Mr. Green holds a B.S. in mechanical engineering from the United States Military Academy at West Point, is a graduate of the FBI’s Domestic Security Executive Academy and holds a graduate certification in Information Assurance from The George Washington University.

Director Qualifications

The Board believes that Mr. Green’s business and security expertise qualify him to serve as a director.

Mark D. McClain (Chief Executive Officer)
Director Since: 2005 Board Class: I Term Expiration: 2024 Age: 59

Biography

Mark McClain co-founded SailPoint in December 2005 and has served as our Chief Executive Officer and on our Board since that time. He has more than 20 years of experience developing and leading innovative technology companies that have operated in the identity management market. In 2000, he founded Waveset Technologies (“Waveset”), a pioneer in the identity management market. Following the acquisition of Waveset by Sun Microsystems (“Sun”) in 2003, Mr. McClain served as Vice President of Software Marketing for Sun. His career also includes experience in international sales and marketing with HP (NYSE: HPQ) and IBM Tivoli Systems. Mr. McClain holds a B.A. in Economics from Point Loma Nazarene University and an M.B.A. from the University of California, Los Angeles.

Director Qualifications

The Board believes that Mr. McClain’s industry expertise and his daily insight into corporate matters as our Chief Executive Officer qualify him to serve as a director.

2022 PROXY STATEMENT | SAILPOINT TECHNOLOGIES HOLDINGS, INC. 8

Tracey E. Newell

Director Since: 2019 Board Class: I Term Expiration: 2024 Age: 55 Board Committees: • Compensation • Nominating and Corporate Governance (Chair)

Biography

Tracey Newell has served on our Board since March 2019. She served as President of Global Field Operations at Informatica LLC (“Informatica”), an enterprise cloud data management company, from July 2018 until her retirement in January 2021, during which time she was responsible for worldwide field sales, alliances, channels and sales operations and customer success. In December 2020, Ms. Newell joined the board of directors of Sumo Logic, Inc. (NASDAQ: SUMO), and she also currently serves on the board of directors of several private technology companies. She previously served as a member of the Informatica board of directors from June 2016 to June 2018, and prior to joining Informatica, Ms. Newell was Executive Vice President of global field operations at Proofpoint, an enterprise security software and solutions company, from August 2013 until June 2018. Before Proofpoint, from July 2011 to August 2013, Ms. Newell was Executive Vice President, Global Sales at Polycom. She has also held sales leadership positions at Juniper Networks and at Cisco WebEx. Ms. Newell holds a B.A. in Business Economics from the University of California, Santa Barbara.

Director Qualifications

The Board believes that Ms. Newell’s management and extensive industry experience as well as her prior board experience qualify her to serve as a director.

Sudhakar Ramakrishna

Director Since: 2021 Board Class: I Term Expiration: 2024 Age: 54 Board Committees: • Nominating and Corporate Governance

Biography

Sudhakar Ramakrishna has served on our Board since June 2021. He is a global technology leader with nearly 25 years of experience across cloud, mobility, networking, security and collaboration markets and currently serves as the President and Chief Executive Officer of SolarWinds (NYSE: SWI) since January 2021, where he also has served on the board of directors since December 2020. Prior to joining SolarWinds, Mr. Ramakrishna served as the Chief Executive Officer of Pulse Secure, LLC, a leading provider of secure and zero trust access solutions for hybrid IT environments, from May 2015 until December 2020, and before that, he served as the Senior Vice President and General Manager for the Enterprise and Service Provider Division at Citrix Systems, Inc. (NASDAQ: CTXS). Mr. Ramakrishna has also held senior leadership roles at Polycom, Motorola, Inc., Stoke, Inc., 3COM Corporation and U.S. Robotics. He is currently a partner at Benhamou Global Ventures, a leading venture capital firm investing in emerging startups in the fields of security, analytics and applications, and serves on the board of directors of Enterprise 4.0 Technology Acquisition Corp. (NASDAQ: ENTF). Mr. Ramakrishna holds an M.S. in computer science from Kansas State University and an M.S. in Management Studies from Northwestern University.

Director Qualifications

The Board believes that Mr. Ramakrishna’s business and industry expertise and his extensive experience working with technology companies qualify him to serve as a director.

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Michael J. Sullivan

Director Since: 2017 Board Class: III Term Expiration: 2023 Age: 57 Board Committees: • Audit (Chair) • Cybersecurity

Biography

Mike Sullivan has served on our Board since November 2017. Mr. Sullivan has also served on the board of directors of CoalFire Systems, Inc., a provider of IT audit, security and compliance solutions, since July 2021. He served as the Chief Financial Officer at Ping Identity (NYSE: PING), an identity security company, from March 2013 until his retirement in December 2016, and his tenure there culminated in the successful sale of Ping Identity to Vista Equity Partners. Prior to joining Ping Identity, Mr. Sullivan spent 12 years as the Executive Vice President and Chief Financial Officer of IHS Inc. (now IHS Markit Ltd.) (“IHS”), a business information services company (NASDAQ: INFO, formerly NYSE: IHS), which he helped take public and where he worked closely with the audit committee of its board of directors. Prior to joining IHS, Mr. Sullivan spent three years with the Coors Brewing Company (NYSE: TAP), directing the corporate accounting function and leading corporate planning and analysis efforts. He began his career with Price Waterhouse, LLP, managing the firm’s participation in more than 30 domestic and international mergers and acquisitions, and also serving in the audit practice, managing financial audits and audit committee representation for both public and private companies. In addition, Mr. Sullivan has served on the boards of directors and chaired the audit committees of two private equity-backed portfolio companies: Vertafore (a SaaS company), from April 2011 to December 2013, and SNL Financial (a business information services company), from December 2011 to April 2014. Mr. Sullivan holds a B.A. in Business Administration and Accounting from the University of Iowa.

Director Qualifications

The Board believes that Mr. Sullivan’s extensive management, financial and industry experience as well as his prior board and audit committee experience qualify him to serve as a director.

Vote Required

The three nominees who receive the greatest number of “FOR” votes will be elected as Class II directors. Any shares that are not voted, whether by abstention, broker non-votes or otherwise, will not affect the election of directors.

Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is given, then “FOR” the election of the nominees named in this Proposal No. 1.

The Board recommends a vote “FOR” the election of each of the director nominees.

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Corporate Governance

Composition of the Board

In accordance with our charter and bylaws, the Board is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, directors will be elected to succeed the class of directors whose terms have expired. Our charter provides that the authorized number of directors will be fixed by the affirmative vote of the directors then in office, and newly created directorships and vacancies may be filled by the Board.

Director Independence

The Board has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, the Board has determined that none of our directors (other than Messrs. McClain and McMartin) have relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of our directors (other than Messrs. McClain and McMartin) is “independent” as that term is defined under the listing standards of the NYSE. For a director to be considered independent, the Board must determine that the director does not have any material relationships with the Company (other than as a director or stockholder), either directly or as a partner, stockholder, or officer of an organization that has a relationship with the Company. Material relationships can include vendor, supplier, consulting, legal, banking, accounting, charitable, and family relationships, among others, including transactions described in the section titled “Certain Relationships and Related Party Transactions.”

Leadership Structure of the Board of Directors

The offices of Chairman of the Board and Chief Executive Officer are presently separated. Our bylaws and corporate governance guidelines, which do not require the separation of our Chairman of the Board and Chief Executive Officer positions, allow the Board to determine the board leadership structure that is appropriate for us at any given point in time, taking into account the dynamic demands of our business, our senior executive personnel and other factors.

The Board believes that the separation of the Chairman of the Board and Chief Executive Officer roles currently provides the most efficient and effective leadership model for the Company as it encourages free and open dialogue regarding competing views and provides for strong checks and balances. Specifically, the balance of powers among our Chief Executive Officer and Chairman of the Board facilitates the active participation of our independent directors and enables our Board to provide more effective oversight of management.

Pursuant to our corporate governance guidelines, if the offices of Chairman of the Board and Chief Executive Officer are combined, the Board shall have a lead director (the “Lead Director”) designated by the independent directors to provide, in conjunction with the Chairman of the Board and Chief Executive Officer, leadership and guidance to the Board. The Lead Director would serve as a liaison between the Chairman of the Board and the independent directors and preside at all meetings of the Board at which the Chairman of the Board is not present, unless the other directors determine otherwise. Additionally, the Lead Director would coordinate the nature, quality, quantity and timeliness of, and have the authority to approve, information sent to the Board in advance of meetings, would also have the authority to approve the agendas for meetings and would have such other responsibilities as are described in our corporate governance guidelines and as designated from time to time by the Board.

Communications by Stockholders and Other Interested Parties with the Board

Stockholders and other interested parties may contact any individual director, the Lead Director (if any), the Chairman of the Board, the Board as a group, or a committee or subset of the Board by sending mail to: Board of Directors, SailPoint Technologies Holdings, Inc., 11120 Four Points Drive, Suite 100, Austin, Texas 78726, Attention: Corporate Secretary; by e-mail at investor@sailpoint.com; or by telephone at (512) 664-8916.

All such concerns will be forwarded to the appropriate director or directors for review and will be simultaneously reviewed and addressed by the Company’s Corporate Secretary. The status of all outstanding

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concerns will be reported to the Board on a quarterly basis. The Board or the Audit Committee may direct special treatment, including the retention of outside advisors or counsel, for any concern addressed to them. The Company will not take any adverse action, and will not tolerate any retaliation, against any person for asking questions or making good faith reports of possible violations of law, Company policy or the Company’s code of business conduct and ethics.

Board Committees

The Board has established four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Cybersecurity Committee. The composition, duties and responsibilities of each of these committees are described below. Each of these committees reports to the Board as provided in the applicable committee charter, as they deem appropriate and as the Board may request. The Board may establish such other committees as it deems appropriate from time to time.

The following table provides information on the Board’s current committee memberships.

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Cybersecurity Committee

William G. Bock	X	X

Ronald J. Green	X			X

Cam McMartin				X

Heidi M. Melin		Chair	X

Tracey E. Newell		X	Chair

James M. Pflaging	X			Chair

Sudhakar Ramakrishna			X

Michael J. Sullivan	Chair			X

Our corporate governance guidelines, along with our code of business conduct and ethics and the charters for our Audit, Compensation, Nominating and Corporate Governance and Cybersecurity Committees, are available on our website at investors.sailpoint.com/leadership-and-governance/governance-documents. Stockholders may also obtain copies of these documents upon written request to SailPoint Technologies Holdings, Inc., Attn: Investor Relations, 11120 Four Points Drive, Suite 100, Austin, Texas 78726 or by e-mail to investor@sailpoint.com.

Audit Committee

Each member of the Audit Committee is financially literate, as required by the NYSE listing standards. In addition, the Board has determined that Messrs. Bock, McMartin, Pflaging, Ramakrishna and Sullivan each qualifies as an “audit committee financial expert” within the meaning of Item 407(d) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Board has also determined that each member of the Audit Committee meets the additional independence standards of the NYSE and the Securities Exchange Commission (the “SEC”) applicable to members of audit committees.

The Audit Committee, which operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the NYSE, is, among other things, responsible for:

•	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•	helping to ensure the independence and performance of the independent registered public accounting firm;

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•

discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent registered public accounting firm, our interim and year-end operating results;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•	reviewing our policies on risk assessment and risk management;

•	reviewing its charter annually and recommending any proposed changes thereto to the Board for approval;

•	reviewing and evaluating its own performance annually, reporting such evaluation to the Board;

•	reviewing related party transactions; and

•

approving or, as required, pre-approving, all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

Compensation Committee

The Board has determined that each member of the Compensation Committee meets the additional independence standards of the NYSE and SEC applicable to members of compensation committees. The Compensation Committee, which operates under a written charter, is, among other things, responsible for:

•	reviewing and approving the goals and objectives relating to the compensation of our executive officers, including any long-term incentive components of our compensation programs;

•	evaluating the performance of our executive officers in light of the goals and objectives of our compensation programs and determining each executive officer’s compensation based on such evaluation;

•	assessing and advising the board of directors regarding succession planning for the CEO, and consulting with the CEO on succession planning for our executive officers;

•	reviewing the operation and efficacy of our executive compensation programs in light of their goals and objectives;

•	reviewing and assessing risks arising from our compensation programs;

•	reviewing and recommending to the board of directors the appropriate structure and amount of compensation for our directors;

•	reviewing and approving, subject, if applicable, to stockholder approval, material changes in our employee benefit plans;

•	reviewing its charter annually and recommending any proposed changes thereto to the Board for approval;

•	reviewing and evaluating its own performance annually, reporting such evaluation to the Board;

•	reviewing and providing guidance to the Board and management about the Company’s policies, programs, and initiatives for diversity and inclusion; and

•	establishing and periodically reviewing policies for the administration of our equity compensation plans.

The Compensation Committee has complete authority to retain and terminate outside counsel, compensation consultants, or other experts or consultants, as it deems appropriate, including complete authority to approve their fees and other retention terms. However, the Compensation Committee may only select such outside counsel, compensation consultants, or other experts or consultants after taking into consideration all factors relevant to that entity or person’s independence from management, including the factors enumerated in the applicable exchange rules.

The Compensation Committee has retained Compensia, Inc. (“Compensia”) to provide independent compensation consulting support. Compensia has provided market information on compensation trends and practices and makes compensation recommendations based on competitive data of a peer group of companies. Compensia is also available to perform special projects at the Compensation Committee’s request. Compensia provides analyses and recommendations that inform the Compensation Committee’s decisions but does not decide or approve any compensation actions. As needed, the Compensation Committee may also consult with Compensia on other compensation-related matters. Compensia reports exclusively to the Compensation Committee and does not provide any additional services to the Company. The Compensation Committee has

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assessed the independence of Compensia pursuant to applicable SEC and NYSE rules and concluded that Compensia’s work for the Compensation Committee does not raise any conflict of interest.

The Compensation Committee may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Compensation Committee. The Compensation Committee may delegate to one or more executive officers the authority to make grants of equity-based compensation to eligible individuals who are not executive officers and to administer the Company’s equity-based compensation plans. Any executive officer to whom the Compensation Committee grants such authority must regularly report to the Compensation Committee grants so made and the Compensation Committee may revoke any delegation of authority at any time.

Nominating and Corporate Governance Committee

The Board has determined that each member of the Nominating and Corporate Governance Committee meets the independence standards of the NYSE. The Nominating and Corporate Governance Committee, which operates under a written charter, is, among other things, responsible for:

•	identifying, evaluating and recommending qualified nominees to serve on the Board;

•	considering and making recommendations to the Board regarding the composition of the committees of the Board;

•	instituting plans or programs for the continuing education of the Board and orientation of new directors;

•	developing and making recommendations to the Board regarding corporate governance guidelines and matters;

•	reviewing its charter annually and recommending any proposed changes thereto to the Board for approval;

•	reviewing and evaluating its own performance annually, reporting such evaluation to the Board;

•

periodically reviewing, assessing and discussing with management the Company’s policies and programs concerning corporate social responsibility, including environmental, social and governance matters; and

•	overseeing periodic evaluations of the Board’s performance, including committees of the Board and management.

Cybersecurity Committee

The Cybersecurity Committee, which operates under a written charter, is, among other things, responsible for reviewing and advising on the following matters:

•	the effectiveness of our cybersecurity programs and our practices for identifying, assessing and mitigating cybersecurity risks across our products, services and business operations;

•	our controls, policies and guidelines to prevent, detect and respond to cyber attacks or data breaches involving our products, services and business operations;

•	our security strategy and technology planning processes;

•	the safeguards used to protect the confidentiality, integrity, availability and resiliency of our products, services and business operations;

•	our cyber crisis preparedness, security breach and incident response plans, communication plans, and disaster recovery and business continuity capabilities;

•	our compliance with applicable information security and data protection laws and industry standards, including our ISO 27001 Certification and Service Organization Control 2 Type 2 Report;

•	new or updated legal implications of security, data privacy and/or other regulatory or compliance risks to us or our products, services or business operations;

•

our cybersecurity budget, investments, training and staffing levels to ensure they are sufficient to sustain and advance successful cybersecurity and industry compliance programs, including company-wide information and security training

•	an annual review of its charter and recommendations regarding any proposed changes thereto to the Board for approval; and

•	an annual review and evaluation of its own performance, reporting such evaluation to the Board.

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Risk Oversight

The Board is responsible for overseeing our risk management process. The Board focuses on our general risk management strategy and the most significant risks facing us and oversees the implementation of risk mitigation strategies by management. The Board, including through its committees, is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions.

The Board does not have a standing risk management committee, but rather we administer this oversight function directly through the Board as a whole. In particular, the Board is responsible for monitoring and assessing strategic risk exposure. Such responsibility is facilitated in part by the Audit Committee, which receives reports from management, the internal audit team, and the Company’s independent registered public accounting firm; the Compensation Committee, which assesses and monitors whether any of our compensation policies and programs have the potential to encourage unnecessary risk-taking; the Nominating and Corporate Governance Committee, which monitors the effectiveness of our corporate governance guidelines; and the Cybersecurity Committee, which oversees our policies, plans and programs relating to cybersecurity and data protection risks associated with our products, services and business operations.

Our management is responsible for day-to-day risk management. This oversight includes identifying, evaluating and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance or reporting levels.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and other employees, including our principal executive officer, principal financial officer, principal accounting officer and controller (or persons performing similar functions). We have posted a current copy of the code on our website at investors.sailpoint.com/leadership-and-governance/governance-documents. In addition, we intend to post on our website all disclosures that are required by law or the NYSE listing standards concerning any amendments to, or waivers from, any provision of the code.

Director Recommendations

Director Qualification Standards and Selection Criteria

The Nominating and Corporate Governance Committee, in recommending director candidates, and the Board, in nominating director candidates, will evaluate candidates in accordance with the qualification standards set forth in our corporate governance guidelines. Pursuant to our corporate governance guidelines, directors should possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of our stockholders. They also should be intelligent, inquisitive and objective in thought and have practical wisdom and mature judgment and a willingness to gain an understanding of the Company, its competitive position in its industry and its business strategy. Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serving on the Board for an extended period of time. Along with the selection criteria described above, some of the other qualifications that the Nominating and Corporate Governance Committee considers include, without limitation, independence, diversity, skills, education, expertise, business experience, length of service, understanding of the Company and industry and other commitments. While we do not have a formal diversity policy for directors, the Nominating and Corporate Governance Committee and Board generally consider the diversity of director candidates in terms of knowledge, geography, age, gender, ethnicity, experience, background, skills, expertise and other demographic factors.

Stockholder Nominations

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders in the same manner it considers other candidates, but it has no obligation to recommend such candidates. A stockholder that wants to recommend a candidate for election to the Board should send a recommendation in writing to SailPoint Technologies Holdings, Inc., c/o Corporate Secretary, 11120 Four Points

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Drive, Suite 100, Austin, Texas 78726. Such recommendation should describe the candidate’s qualifications and other relevant biographical information and provide confirmation of the candidate’s consent to serve as director.

Stockholders may also nominate directors at an annual meeting by adhering to the advance notice procedure described under “Submission of Stockholder Proposals” elsewhere in this Proxy Statement.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee in 2021 was an officer or employee of the Company in 2021, nor have they ever been an officer or employee of the Company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on the Board or Compensation Committee.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Board and Annual Meetings

The Board meets on a regularly scheduled basis during the year to review significant developments affecting the Company and to act on matters requiring their approval. It also holds special meetings when important matters require action between regularly scheduled meetings. During 2021, the Board held four meetings, the Audit Committee held seven meetings, the Compensation Committee held four meetings, the Nominating and Corporate Governance Committee held four meetings and the Cybersecurity Committee held four meetings. Each incumbent director attended at least 75% of the aggregate number of meetings held by the Board and the committees of the Board during the period for which such director served on the Board or committee(s), if applicable, during 2021.

The Board regularly holds executive sessions of the non-management directors. If independent, the Chairman of the Board presides over such executive sessions. If the Chairman of the Board is not independent, the Lead Director presides over such executive sessions. Such executive sessions do not include employee directors. The Board held at least one executive session during 2021 that included only independent directors, consistent with NYSE rules.

The Company’s directors are encouraged to attend our annual meetings of stockholders, but we do not currently have a policy relating to directors’ attendance at these meetings. Each then-current member of the Board attended our 2021 Annual Meeting of Stockholders.

Corporate Responsibility

We believe that operating our company in an environmentally and socially responsible manner will help drive long-term value for our stockholders. Consistent with this belief and our core values (Innovation, Integrity, Impact and Individuals), we recognize that we have a meaningful opportunity to provide value to all of our stakeholders, including through maintaining good governance practices and oversight, promoting a safe, positive, diverse and inclusive environment for all of our crew members to work in, investing in and supporting our communities and being mindful of our impact on the environment.

Governance and Oversight

We believe that good corporate governance provides a strong foundation for operating our business in a manner that is fair, ethical and responsible and is therefore essential to the long-term success of our company. Our Board and its committees help set the tone for our company in this regard, as they regularly review and, as appropriate, update various corporate governance and other key policy documents in light of current regulations

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and best practices. The Board also conducts an annual review and evaluation of its own performance and reviews the annual evaluations conducted by each of its committees, as discussed above. The Board is focused on and devotes substantial attention to matters of corporate responsibility, including environmental, social and governance (“ESG”) matters, and pursuant to its charter, our Nominating and Corporate Governance Committee has oversight over the Company’s ESG efforts.

Our corporate governance guidelines emphasize the importance of considering potential director candidates’ diversity, including geographic, age, gender, and ethnic diversity, among other factors, and the Compensation Committee of our Board routinely reviews and provides guidance to the Board and management about SailPoint’s policies, programs, and initiatives for diversity and inclusion. As mentioned above, you can find certain of our governance documents on our website at investors.sailpoint.com/leadership-and-governance/governance-documents.

Since our initial public offering in 2017, three directors affiliated with our former equity sponsor rolled off our Board and have been replaced by five new directors, including two women and two individuals from underrepresented communities. Half of our Board committees are chaired by women, and the average tenure of directors from the time we went public through the Record Date is 3.0 years. As reflected in the following graph, we believe that our directors represent a wide range of skills, experiences and backgrounds, which allows them to offer a variety of perspectives in fulfilling their responsibilities on the Board:

People

Our people are our greatest asset, and each of our core values is designed to support this foundational tenet of our business model, because we recognize that each crew member’s unique characteristics and talents are what make us the company we are today. We think team member engagement is critical to maintaining a positive culture, and our annual team member engagement survey helps us evaluate our efforts in light of our core principles. Overall team member satisfaction reached 90% each of the last four years we completed this survey, and over the last 10 years, organizations such as Austin Business Journal, Fortune and Glassdoor have recognized SailPoint as a “best place to work.” In 2021, SailPoint was also named as one of Fortune’s 100 Best Small and Medium Workplaces for Millennials and recognized by Great Place to Work as one of the 100 Best Workplaces for Parents.

We believe that each individual has value and is important and should be treated respectfully, no matter their background, culture, ability, age, ethnicity, gender identification, race, sexual orientation, religious belief, or

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veteran’s status. We strive to foster an inclusive and diverse work environment and culture that helps enable all of our employees to achieve and contribute, and we put that philosophy into action by:

•	Constantly striving to improve inclusion and equity indicators in our talent funnel, hiring, retention and promotions;

•	Conducting pay equity reviews during our annual merit and equity planning process;

•	Focusing enablement and holding company-wide interactive trainings on recognizing and reducing unconscious bias, including in our interviewing and selection process;

•	Shifting toward a distributed talent model that facilitates global hiring, broadening the diversity of our talent pool;

•	Strengthening relationships with diversity-focused talent acquisition vendors and recruiting at historically Black and Latinx colleges and universities (HBCUs);

•	Partnering with organizations that advance racial justice in our communities;

•	Working with organizations committed to supporting veteran and caregivers who are returning to the workforce;

•	Ensuring our employee communications are accessible; and

•	Encouraging the creation of and participation in employee groups that help our crew members engage with and support one another.

The health and safety of our crew members and their families is of paramount importance, as is the welfare of our customers, partners and visitors. Our response to the COVID-19 pandemic demonstrated our commitment to the health and safety of our team, as we acted swiftly in accordance with our Business Continuity and Disaster Recovery Plan and with oversight by and collaboration with our Board to take decisive, informed action to ensure the safety of the SailPoint community and continuity of our business. For example, we implemented the following measures:

•	We acted quickly to support remote work for all SailPoint employees;

•	We shifted all customer events and the provision of services to a virtual format;

•	We suspended non-essential travel to certain countries in accordance with recommendations by public health officials;

•	We reduced participation in large events and gatherings;

•	We introduced programs to facilitate balance and wellness for our crew members, including specific initiatives to assist crew members in their adjustment to a primarily virtual workplace;

•	We accommodated the scheduling needs of our crew members whose families were impacted by COVID-19 illness and pandemic restrictions, including through our flexible leave policy;

•	We took deliberate steps to ensure that our shift to a primarily virtual workplace did not have a negative impact on our employee engagement;

•	We developed phased re-entry plans for each of our office locations, in compliance with local regulations and guidelines;

•	We have reimagined and redesigned our workspace and protocols to make it as safe and healthy as possible for those of our crew members who choose or otherwise need to come to the office; and

•

We are following and encouraging employees and visitors to follow recommendations from the World Health Organization and Centers for Disease Control and Prevention, including practicing good hygiene, implementing social distancing and, most importantly, staying home if they feel sick or have a sick family member at home.

While we continue to follow recommendations from government and public health officials, we are also looking to the future as we reimagine how we can continue to provide a fair, flexible and optimal work environment that positions us for continued success. We continue to support flexible work arrangements and have introduced programs to facilitate balance and physical, emotional and financial wellness for all crew members. Our location-agnostic approach to hiring not only helps us reach a more diverse pool of candidates, but also reflects our commitment to a long-term hybrid work environment. We strive to help crew members feel engaged and heard in meetings, whether participants are collaborating together in an office, remotely, or through a combination. We continue to look for creative ways to support crew members’ emotional wellbeing, including through our Employee Assistance Program, which offers confidential services for crew members seeking mental or emotional support,

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and our Free2Focus program, which offers crew a two-hour block of meeting-free time each Tuesday and Thursday to help reduce meeting fatigue.

We also strive to attract and retain our top talent by offering a competitive compensation and benefits package, which includes competitive base salaries, comprehensive health, welfare, income protection and long-term savings benefits, the opportunity to participate in our employee stock purchase plan, and incentive equity compensation and incentive cash plans for eligible crew members. Our headquarters and some of our other office locations are equipped with fitness centers and ergonomic standing desks. Our headquarters and recently-opened London office have been redesigned into a modern workspace, where we utilize a “hoteling” strategy that allows for social distancing and appropriate levels of sanitization during the pandemic, while also promoting crew member engagement and collaboration and accommodating flexible work arrangements, which we believe helps us maximize productivity.

Community Involvement

We are passionate about being good citizens in the communities where we live and work, and we have a long history of philanthropic giving. In 2020, we formally established the SailPoint Gives Back Foundation (the “Foundation”) to enable a legacy of giving, both by SailPoint and by individual crew members. Initially seeded by SailPoint and our Chief Executive Officer and Founder, Mark McClain, the Foundation allows for consistent and meaningful contributions to our communities through a thoughtful giving strategy and enables individual crew members to have their philanthropic contributions stretch even farther with donor matching. As an example, when Texas experienced a historic winter storm with severe power outages in February 2021, the Foundation worked with the Central Texas Foodbank to help provide food for those who were impacted. In addition to other traditional forms of philanthropic giving, we also sponsor an annual event where we invite local non-profits to make a “pitch” for their cause, and our crew members decide how to allocate SailPoint-sponsored financial contributions to the winning organizations. On Giving Tuesday in 2021, the Foundation matched crew member donations, up to $100 per crew member, to the non-profit of their choice, and in light of the tragic events unfolding in Ukraine, the Foundation is matching crew member donations to the Red Cross up to $25,000 in the aggregate.

We also recognize that giving back can involve more than donating money to various philanthropic organizations and events. In addition to providing long-term financial support to a number of organizations in our communities, we encourage and give our crew members the opportunity to give back through “sweat equity,” providing meaningful service to worthwhile causes. For example, our crew members have recently donated time and services to help build homes for those in need, provide volunteer assistance at COVID-19 vaccination clinics, assemble hygiene kits for a women’s shelter, sponsor drives and a back to school drive for school supplies, and provide meaningful mentoring to minority and low-income high school students who enter and excel in STEM (science, technology, engineering and math) undergraduate majors and careers.

Environment

We believe that it is important to be mindful of how our behaviors impact the environment and seek opportunities to promote more sustainable business practices. One way that we strive to do this is through energy efficient practices and facilities. Our headquarters is located in a LEED-certified facility, which features intelligent design for energy efficiency, water conservation, improved indoor air quality, waste reduction and smarter materials selections. We regularly use efficient LED lights and adopt environmentally friendly technologies when purchasing new equipment. We purchase recycled materials when feasible, utilize recycling collection bins for batteries, aluminum, plastic and paper in our offices, recycle toner cartridges, computer equipment and cell phones where possible and practice responsible disposal when needed.

Our flexible approach to work encourages telecommuting for the majority of crew members, who use video and teleconferencing technologies when working remotely. All crew members have a company laptop, which enables them to work from home and reduce the pollution and energy consumption caused by commuting by car every day. We also emphasize efficient space utilization, which results in lower electricity and heating requirements for our offices, and we distribute our product documentation and literature in electronic format, use electronic signature technology and utilize the SEC’s “notice and access rules” for proxy distribution to help reduce the volume of paper consumed. Modern use of our headquarters space through a free-desking, or “hoteling” strategy, the implementation of which has been accelerated by COVID-19, allows us to promote

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collaboration and facilitate project-based work. Coupled with our flexible work arrangement policy, this allows us to maximize our use of the square footage at our headquarters, thereby minimizing our carbon footprint.

Proposal No. 2 – Ratification Of Appointment Of Independent Registered Public Accounting Firm

The Audit Committee has selected Grant Thornton LLP (“Grant Thornton”) to be the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022, and recommends that the stockholders vote for ratification of such appointment. Grant Thornton has been engaged as our independent registered public accounting firm since 2010. As a matter of good corporate governance, the Audit Committee has requested the Board to submit the selection of Grant Thornton as the Company’s independent registered public accounting firm for fiscal year 2022 to the Company’s stockholders for ratification. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. We expect representatives of Grant Thornton to be present at the Annual Meeting. They will have the opportunity to make a statement at the Annual Meeting if they desire to do so and will be available to respond to appropriate questions.

Audit and Related Fees

The following table sets forth the aggregate fees billed for various professional services rendered by Grant Thornton:

	2021	2020

Audit Fees (1)	$1,554,820	$1,395,596

Audit-Related Fees	$—	$—

Tax Fees	$—	$—

All Other Fees	$—	$—

Total Fees	$1,554,820	$1,395,596

(1) Consists of fees for the annual audit and quarterly reviews and financial reporting consultations.

Pre-Approval Policy

The charter of the Audit Committee requires that the Audit Committee review the estimated fees of Grant Thornton’s audit, audit-related, tax and other permitted non-audit services and requires that the Audit Committee, or a member thereof with designated authority, pre-approve any services provided to the Company by Grant Thornton. All of the services listed in the above table were approved in accordance with the charter and policies of the Audit Committee.

Vote Required

Approval of this proposal requires the affirmative vote of a majority of voting power of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will count the same as votes against this Proposal No. 2.

Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is given, then “FOR” the ratification of the appointment of Grant Thornton LLP in this Proposal No. 2.

The Board recommends a vote “FOR” the ratification of the appointment of Grant Thornton LLP.

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Proposal No. 3 – Advisory Vote to Approve Named Executive Officer Compensation

Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and consistent with the overwhelming support of our stockholders at our 2021 Annual Meeting of Stockholders to hold such vote annually, we are providing our stockholders with the opportunity to cast a non-binding advisory vote on a resolution to approve the compensation of our Named Executive Officers as disclosed in this Proxy Statement. Stockholders are being asked to vote on the following resolution:

RESOLVED, that the stockholders approve the compensation of SailPoint’s Named Executive Officers as disclosed in its Proxy Statement for the 2022 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and other executive compensation disclosures.

The Compensation Discussion and Analysis section of this Proxy Statement and the accompanying tables and narrative provide a comprehensive review of our executive compensation program, objectives, factors and rationale. We urge you to read this disclosure before voting on this non-binding proposal. As described in detail in such disclosure, our executive compensation program is designed to attract and retain highly competent, motivated executives and reward them for superior performance, consistent with creating long-term stockholder value. The Compensation Committee believes that our executive compensation program, with its balance of guaranteed salary, performance-based cash bonuses and time-vesting equity awards promote retention and reward sustained performance that is aligned with long-term stockholder interests.

While this vote on executive compensation is non-binding and solely advisory in nature, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program. We expect that the next stockholder advisory vote to approve Named Executive Officer compensation will occur at our 2023 Annual Meeting of Stockholders.

Vote Required

Approval of this proposal requires the affirmative vote of a majority of voting power of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions and broker non-votes will count the same as votes against this Proposal No. 3.

Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is given, then “FOR” this Proposal No. 3.

The Board recommends a vote “FOR” the resolution approving, on a non binding advisory basis, our named executive officer compensation.

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Executive Officers

The following table provides information regarding our executive officers as of March 16, 2022.

Name	Age	Position

Mark McClain	59	Chief Executive Officer and Director

Colleen Healy	51	Chief Financial Officer

Matt Mills	64	President, Worldwide Field Operations

Chris Schmitt	49	Executive Vice President, General Counsel and Secretary

Grady Summers	45	Executive Vice President, Product

The narrative disclosure below provides information about the business experience of certain of our executive officers. See “Proposal No. 1 — Election of Directors — Continuing Directors” for such information about Mr. McClain.

Colleen Healy joined the Company as a Special Advisor in February 2022 and was appointed Chief Financial Officer effective March 16, 2022. She has nearly 30 years of finance and investor relations experience. Before joining SailPoint, Ms. Healy served as Chief Financial Officer of Basis Global Technologies, Inc. (formerly Centro, Inc.) from October 2019 until December 2020, and most recently served as Strategic Advisor at Basis from December 2020 until June 2021. Prior to that, she served as Vice President and Global Divisional Chief Financial Officer at Hill-Rom Holdings, Inc. (NYSE: HRC before its merger with Baxter International Inc.) from June 2016 until October 2017 and Vice President, Investor Relations at TransUnion (NYSE: TRU) from December 2014 until April 2016. Before that, Ms. Healy spent nearly 20 years with Microsoft Corporation (NASDAQ: MSFT) in various capacities, including General Manager and Head of U.S. Industry for Financial Services, Head of Investor Relations, and Senior Director, Treasury and Capital Markets Group. Prior to that, she was a Financial Analyst with Credit Suisse (formerly First Boston). Ms. Healy holds a Bachelor of Business Administration from the University of Michigan.

Matt Mills joined the Company as our Chief Revenue Officer in August 2019 and was appointed President, Worldwide Field Operations in February 2021. He brings more than 30 years of experience to this role. Before joining SailPoint, Mr. Mills was the chief executive officer of MapR Technologies, an enterprise software company, from October 2015 until February 2018. Immediately prior to that, he spent 20 years at Oracle Corporation (NYSE: ORCL), most recently as Senior Vice President North America Sales, where he oversaw more than 8,000 employees and was responsible for $4.5 billion in annual revenues. Since September 2018, Matt has served as board member and advisor to various early-stage SaaS companies. Mr. Mills holds a B.A. in English from Ferris State University in Michigan.

Chris Schmitt has served as our General Counsel and Secretary since March 2017 and was appointed as an Executive Vice President in July 2020. He has more than 20 years of corporate legal experience. Prior to joining SailPoint, Mr. Schmitt was a Partner at the law firm Vinson & Elkins L.L.P. from January 2010 until March 2017, practicing in the firm’s Capital Markets and Mergers & Acquisitions group. His practice focused on mergers and acquisitions, public and private securities offerings, technology transactions, and compliance and corporate governance. Prior to that, Mr. Schmitt was an Associate attorney at Vinson & Elkins and, before that, at the law firm Baker Botts L.L.P. Mr. Schmitt holds a B.S. in Political Science and Economics and a J.D., both from the University of Michigan.

Grady Summers has served as our Executive Vice President, Product since April 2020 and has more than 20 years of technology and leadership experience. Before joining SailPoint, Mr. Summers served in a number of roles at FireEye, Inc., including as the Executive Vice President and Chief Technology Officer from August 2015 until April 2020 and Senior Vice President of Cloud Analytics from December 2014 until August 2015, and for the two years before that he was the Vice President of Cloud Security at Mandiant Solutions before its acquisition by FireEye. Prior to that, he was a Principal at Ernst and Young, helping to lead the firm’s information security practice, and was the Chief Information Security Officer (CISO) at General Electric (NYSE: GE), overseeing a large global cybersecurity organization. Mr. Summers holds a B.S. in Business/Computer Systems and Political Science from Grove City College and an M.B.A. from Columbia University.

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Executive Compensation

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) provides a discussion of the compensation philosophy and objectives underlying our executive compensation program and how we evaluated and set executive compensation for 2021. This CD&A is intended to provide qualitative information concerning how 2021 compensation was earned and awarded to our Named Executive Officers. Further, it identifies the most significant factors relevant to our 2021 executive compensation decisions and gives context to the data presented in the compensation tables included below in this Proxy Statement.

The term “executive officers” means our senior executives. All individuals who fit that description as of March 16, 2022 are listed above in “Executive Officers.” The term “Named Executive Officers” means the executive officers identified in the table below, each of whom were considered “executive officers” as of December 31, 2021 or at some point during 2021, as applicable.

Named Executive Officer	Title

Mark McClain	Chief Executive Officer

Cam McMartin (1)	Former Interim Chief Financial Officer

Matt Mills	President, Worldwide Field Operations

Jason Ream (2)	Former Chief Financial Officer

Chris Schmitt	Executive Vice President, General Counsel and Secretary

Grady Summers	Executive Vice President, Product

(1)	Mr. McMartin was appointed as Interim Chief Financial Officer effective September 1, 2021 and resigned from that position and from the Company effective March 15, 2022.

(2)	Mr. Ream resigned from his position as Chief Financial Officer effective August 31, 2021 and from the Company effective February 28, 2022.

Executive Summary

This CD&A executive summary describes key features of our executive compensation program and summarizes the 2021 cash and equity incentive compensation and other benefits received by our Named Executive Officers. Please read the complete CD&A and remaining compensation sections for further details regarding the matters summarized below.

Executive Compensation Program Overview

Our executive compensation program is designed to attract and retain highly competent, motivated executives and reward them for superior performance, consistent with creating long-term stockholder value. It consists of a mix of three primary components, described below, which we believe appropriately rewards our executive officers for their overall contribution to company performance, contains a substantial portion of at-risk, performance-based compensation, incorporates our financial and operational results and aligns our executives’ interests with those of our stockholders with the ultimate objective of increasing long-term stockholder value.

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The three primary components of our executive compensation program are:

Primary Compensation Components	Overview

Base Salary	Competitive base salaries are established at a level necessary to retain the individual executive’s services, and to reward and motivate individual performance.

Annual Cash Incentive	An annual cash incentive award serves to focus our executives on achievement of pre-established annual operational targets. This year, as discussed in further detail below, the ultimate payment amount is based on new bookings (as described below).

Long-Term Equity Incentive	A long-term incentive plan and stock ownership guidelines serve to align our executives with longer term performance achievement and stockholder returns over time. The long-term incentive approach currently consists of a combination of restricted stock units (“RSUs”) and stock options vesting over time. Ownership and holding requirements are based on a designated multiple of each executive’s base salary.

Compensation Program Design and Governance Policies

In addition to our three primary components of executive compensation, our executive compensation program includes other features that we believe are consistent with strong governance practices, including:

What We Do

•  Simple and Transparent Compensation Program: Maintain a simple and transparent executive compensation program that is understandable both to stockholders and employees and that is not overly complex or subject to constantly changing features

• Significant At-Risk, Variable Compensation Aligned with Performance: A significant percentage of annual compensation is at-risk, variable and performance-based

• Rigorous Target Setting: Rigorous performance targets for new bookings	• Multi-Year Equity Vesting: Four-year vesting for all executive equity awards

• Balanced Mix of Compensation: Balance of short-term performance-based cash compensation and long-term equity awards	• Balanced Mix of Equity Awards: Named Executive Officers are granted a mix of RSUs and stock options vesting over time

•  Independent Compensation Consultant: Engagement by the Compensation Committee of an independent compensation consultant to assist with the Compensation Committee’s regular review of our executive compensation program

• Stock Ownership Guidelines: Executive stock ownership guidelines and holding requirements

What We Do Not Do

• No Gross-Ups: No tax gross-ups upon a change in control	• No Perquisites: We generally do not offer any supplemental executive perquisites

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• No Repricing Options: We have never repriced stock options and will not reprice stock options without stockholder approval	• No Dividends Paid on Unvested Equity: No prospective payment of dividends on unvested equity awards

• No Hedging or Pledging Stock: Insider Trading Policy that prohibits, among other things, hedging and pledging transactions relating to our stock

2021 Executive Compensation Pay Mix

As shown in the chart below, targeted direct compensation for our CEO in 2021 was 92% at-risk and variable compensation that is aligned with our performance, while targeted direct compensation for our other Named Executive Officers in 2021 was 86% at-risk and variable compensation that is aligned with our performance. These percentages include actual base salary for the year, targeted annual cash incentives for 2021 (calculated as described below) and the grant date value of the RSU and stock option awards granted to our Named Executive Officers in 2021. The stock option award portion of these figures is inherently performance-based because they only provide value to the recipients if the price of our stock increases following the date of grant of the awards.

2021 Direct Compensation Components - CEO	2021 Direct Compensation Components – Average of Other NEOs

2021 Executive Compensation Program Changes

In 2021, as part of its annual process, the Compensation Committee reviewed our executive compensation program to ensure it continues to achieve the goals of the program and remains competitive. Based on its review, the Compensation Committee approved a change in the vesting schedule of annual RSU awards to the Company’s executive officers. Previously, 25% of such awards vested after the first anniversary and then 6.25% vested each quarter thereafter, but the Compensation Committee approved quarterly vesting, in an amount equal to 6.25% per quarter, beginning with the first quarter following grants. The Compensation Committee determined that this change was appropriate for retaining and incentivizing our executive officers to grow the business in a way that increases stockholder value.

The Compensation Committee has not made any material changes to the 2022 executive compensation program. However, certain changes, discussed below, were made to the peer group to be used to inform 2022 compensation.

In connection with our 2019 Annual Meeting of Stockholders, our stockholders voted in favor of an annual advisory vote to approve our executive compensation. Consistent with that vote, we have determined that it is advisable to conduct the advisory vote on executive compensation on an annual basis. At our 2021 Annual Meeting of Stockholders, a substantial majority of the stockholders who voted at the meeting voted in favor of our executive compensation as presented in our 2021 Proxy Statement; therefore, we did not make any significant

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changes to our compensation program as a direct result of such advisory vote. We expect that the results of such advisory vote this year and going forward will be one of the factors that we consider on an annual basis when determining the design of our compensation program for our Named Executive Officers.

Executive Compensation Philosophy and Objectives

Our executive compensation program is designed to reward our executive officers for their overall contribution to company performance, including the achievement of specific annual goals. The executive compensation program also seeks to align executive officers’ interest with those of our stockholders by rewarding performance that meets or exceeds established goals, with the ultimate objective of increasing long-term stockholder value. Specifically, the program is designed to:

•	Retain and attract a highly competent, motivated team of executives appropriately aligned with the long-term interests of our stockholders;
•	Encourage behavior that will enhance both current year performance and long-term growth of stockholder value;
•	Provide, as part of our total compensation, base salary, the opportunity for a cash incentive and the opportunity for a mix of RSUs and stock options with four-year vesting schedules;
•	Require achievement of minimum performance thresholds prior to any cash incentive compensation being earned;
•	Provide competitive programs of health, welfare and retirement benefits to all employees on an equivalent basis; and
•	Make equity ownership and retention guidelines for executives and directors a key component to ensure alignment with long-term stockholder interests.

Setting Executive Compensation for 2021 and Establishing Our 2021 Peer Group

The Compensation Committee retained Compensia as its independent compensation consultant to review and provide advice and recommendations with respect to the Company’s executive officer compensation program and assist the Compensation Committee in determining whether any elements or amounts of the existing compensation program should be modified from time to time. The Compensation Committee’s relationship with Compensia and the role that Compensia plays in our compensation-setting process is described further above in the “Board Committee — Compensation Committee” section.

Consistent with Compensia’s recommendation, the 2021 equity award mixture for our senior officers (including our Named Executive Officers, with the exception of Mr. McMartin) was 35% stock options and 65% RSUs (based on value rather than number of shares). For these Named Executive Officers, a targeted dollar amount was established for the 2021 awards. The number of RSUs to be granted was determined by using 65% of such aggregate award value divided by the 30-trading-day average closing stock price from the date of grant. The number of stock options granted was determined by dividing 35% of the aggregate award value by the 30-trading-day average price of stock from the date of grant and then multiplying by 2. The equity granted to Mr. McMartin in 2021 consisted of 100% RSUs, which the Compensation Committee determined was appropriate in light of the nature of his position, and was calculated by dividing the award value by the 30-day average closing price of stock from the date of grant.

In November 2020, Compensia proposed a peer group for use in the comparisons discussed above for the 2021 compensation year. The Compensation Committee reviewed and evaluated the proposed peer group in adopting a peer group consisting of the following 18 companies in our industry with comparable revenues and market capitalization:

Peer Group Used for Determining 2021 Compensation

• 8 x 8 Inc.	• Q2 Holdings, Inc.
• Alarm.com Holdings, Inc.	• Qualys, Inc.
• Appian Corp.	• Rapid7, Inc.
• BlackLine, Inc.	• SPS Commerce Inc.

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• Five9, Inc.	• Talend S.A.
• LivePerson Inc.	• Tenable Holdings, Inc.
• New Relic, Inc.	• Varonis Systems Inc.
• Paylocity Holding Corp.	• Workiva Inc.
• Ping Identity Holding Corp.	• Yext, Inc.

In October 2021, the Compensation Committee reviewed the peer group used for 2021 compensation decisions and made certain changes effective for compensation decisions made in 2022. Talend was removed because it was acquired in 2021, and it was replaced with PagerDuty, Inc. and Zuora, Inc.

Key Elements of Our 2021 Executive Compensation Program

The following table highlights the key elements of our 2021 executive compensation program and the primary purpose of each element. Each element set forth in the table below is discussed in further detail in this CD&A.

Element	Objectives and Basis	Key Features

Base Salary	• Competitive base salaries are established at a level necessary to retain the individual executive’s services, and to reward and motivate individual performance.	• Varies by executive based upon individual skills, experience, responsibilities of the position, performance and other factors.

Annual Cash Incentive

•   Focus our executives on achievement of pre-established annual financial targets.

•   Align executive officers’ interests with those of our stockholders by promoting strong annual results.

•   Retain executive officers by providing competitive compensation.

• Cash incentive based on achievement of new bookings targets. • Actual payout can vary from 0% to 150% of the annualized target amount.

Long-Term Equity Incentive

•   Link a significant portion of each executive officer’s compensation to longer term performance achievement and stockholder returns.

•   Provide ownership opportunities which promote retention and enable us to attract and motivate our executive officers.

•   Retain executive officers through multi-year vesting of equity grants.

•   Utilizes RSUs and stock options.

•   RSUs granted in 2020 vest 25% after one year and then 6.25% per quarter over a four-year period of continued service.

•   RSUs granted in 2021 vest 6.25% per quarter over a four-year period of continued service.

•   Stock options vest 25% after one year and then 1/48 per month for the following 36 months.

The Compensation Committee has the authority to use its business judgment to provide for discretionary bonuses to the extent individual performance would warrant additional amounts.

Base Salary

Each Named Executive Officer’s base salary is a fixed component of annual compensation for performing specific job duties and functions. The Board makes adjustments to the base salary rates of the Named Executive Officers upon consideration of any factors that it deems relevant, including but not limited to: (i) any increase or decrease in the executive’s responsibilities, (ii) the executive’s job performance, and (iii) the level of compensation paid to executives of other companies with which we compete for executive talent, as estimated based on publicly available information and the experience of members of the Board and our Chief Executive Officer.

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Base salaries are reviewed annually by our Compensation Committee, taking into account peer group comparisons and guidance from Compensia. The Compensation Committee assesses the individual skills, performance, experience, responsibilities and time in position of each Named Executive Officer. This assessment is typically conducted mid-year, with changes effective July 1 of that year. Below are the 2021 annual base salaries for our Named Executive Officers. Base salaries for 2020 and 2021 are reported as of December 31 of each year.

Base Salary

Name	2021 Annual Base Salary	2020 Annual Base Salary

Mark McClain	$500,000	$450,000

Cam McMartin (1)	$450,000	—

Matt Mills	$450,000	$400,000

Jason Ream	$425,000	$380,000

Chris Schmitt	$350,000	$320,000

Grady Summers	$425,000	$380,000

(1)	Mr. McMartin was not an executive officer during 2020.

Annual Incentive Compensation and Process for Setting Performance Objectives

Our Compensation Committee establishes performance targets on an annual basis with respect to our Named Executive Officers. As in prior years, the target bonus amounts (“target”) under our incentive plans for 2021 awards were based on a percentage of each executive’s base salary for 2021. Each of our Named Executive Officers participate in our corporate bonus plan.

The Compensation Committee asked Compensia to compare the target annual incentive potentially payable to our executive officers to the target (and maximum) annual incentive bonus of similarly situated executives within our peer group. The Compensation Committee reviewed the target (and maximum) annual incentive bonus of our Named Executive Officers, taking into account Compensia’s comparison, and adjusted their target (and maximum) annual incentive bonuses as they deemed appropriate. For 2021, the Compensation Committee established a target bonus amount of 100% of base salary for each of Messrs. McClain, McMartin and Mills and 60% of base salary for each of Messrs. Ream, Schmitt and Summers. For participants in the corporate bonus plan, the Compensation Committee established a threshold level of 50% of their target levels and a maximum level of 150% of their target level. Actual payout is calculated by multiplying the participant’s actual base salary by the participant’s bonus target percentage, and then by the performance payout multiple achieved for the year. Where changes to base salary or bonus target percentage are made mid-year, the pre-change base salary is multiplied by the pre-change bonus target percentage, and that is added to the post-change base salary multiplied by the post-change bonus target percentage, the sum of which is multiplied by the applicable performance payout multiple.

For 2021, new bookings determined 100% of the total bonus that could be potentially earned within the corporate bonus plan. The definition of new bookings for purposes of our annual bonus plan is inclusive of bookings for (a) license agreements, both perpetual and term, and the related initial maintenance and (b) SaaS agreements. New bookings does not include (x) maintenance and SaaS renewal agreements and (y) professional services. Term license and SaaS agreements are generally multi-year arrangements. Our new bookings target assumed a three-year contract duration for all term licenses and SaaS agreements. The new bookings attainment calculation is based on the actual duration of contracted term license and SaaS agreements (but capped at three years for purposes of the attainment calculation). In addition, the initial maintenance portion of our new bookings target is based on an assumed ratio of standard and premium maintenance bookings, based on the historical mix of agreements. The actual attainment is based on the realized mix which can vary based on customer preferences in a given period.

In setting the new bookings target, minimum and maximum thresholds for the corporate bonus plan for 2021, the Compensation Committee established a target that was greater than the new bookings necessary to achieve the Company’s target revenue for 2021.

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The following table provides the 2021 target multiple, as well as potential payments that could have been made upon the achievement of a threshold, target or maximum level of performance, calculated as described above, for each of our Named Executive Officers:

2021 Target Annual Incentive Opportunities

Name	2021 Target Award (% of Base Salary)	2021 Threshold: 50% of Target Award	2021 Target: 100% of Target Award	2021 Maximum: 150% of Target Award

Mark McClain	100	$237,534	$475,068	$712,602

Cam McMartin (1)	100	$75,206	$150,411	$225,617

Matt Mills	100	$212,534	$425,068	$637,602

Jason Ream	60	$120,769	$241,537	$362,306

Chris Schmitt	60	$100,513	$201,025	$301,538

Grady Summers	60	$120,769	$241,537	$362,306

(1)

Mr. McMartin joined the Company as a Special Advisor in June 2021 but did not become eligible for an annual incentive bonus until his appointment as Interim Chief Financial Officer effective September 1, 2021.

Bonuses for 2021 were paid following a year-end review by the Compensation Committee of the applicable performance criteria. The actual bonus amounts paid to each Named Executive Officer for 2021 were based on a 150% payout, calculated as described above, in accordance with the 2021 corporate bonus plan, as reflected in the table below.

Name	2021 Bonus Plan Payout	2020 Bonus Plan Payout

Mark McClain	$ 712,602	$ 637,500

Cam McMartin	$ 225,617	$ —	(1)

Matt Mills	$ 637,602	$ 581,250

Jason Ream	$ 362,306	$ 328,500

Chris Schmitt	$ 301,538	$ 195,000

Grady Summers	$ 362,306	$ 245,754

(1)	Mr. McMartin was not an executive officer during 2020.

Long-Term Equity-Based Awards

We intend for a significant portion of the total compensation provided to our executive officers to consist of equity-based compensation, and the LTIP provides for the grant of a variety of equity-based awards. The LTIP is intended to promote our long-term success and increase long-term stockholder value by attracting, motivating and retaining our non-employee directors, officers and other employees. Additionally, to better align our executive officers’ long-term interests with those of our stockholders, the LTIP does not allow for the repricing of stock options after they are awarded unless approved by our stockholders.

Following our initial public offering, we began granting RSUs, for which no purchase price is paid. RSUs granted to executive officers in 2021, with the exception of Mr. McMartin, vest and will be settled in shares of our common stock over a four year-period. Stock options also vest over a four-year period. One-fourth of the stock options vest on the one-year anniversary of the date of grant, or thereabout, and the remainder of the option awards vest in substantially equal monthly installments, over the remaining three-year period. The RSU awards vest in substantially equal quarterly installments on pre-determined dates that are likely to be in an open trading window to allow for transactions in vesting awards to cover any tax withholding.

As indicated above, with the exception of Mr. McMartin, in 2021 the Named Executive Officers were granted equity based on a specified dollar amount, where 65% of the grant date amount consisted of RSUs and 35% consisted of stock options. The number of RSUs awarded to these Named Executive Officers was calculated by dividing 65% of the overall award value by the 30 day average closing price of stock from the date of grant, and

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the number of Options issued was calculated by dividing 35% of the overall award value by the 30 day average closing price of stock from the date of grant and then multiplying that amount by 2. The equity granted to Mr. McMartin in connection with his hiring in 2021 consisted of 100% RSUs, which the Compensation Committee determined was appropriate in light of the nature of his position, and was calculated by dividing the award value by the 30 day average closing price of stock from the date of grant.

At the direction of the Compensation Committee, Compensia conducts an annual market analysis of peer company executive compensation, which is then supplemented with additional market information specific to each executive officer’s role and responsibilities. In setting target equity compensation levels for 2021, the Compensation Committee considered pay practices of a group of peer companies (i.e., the peer companies identified above) that were selected based on relative annual revenue, market capitalization and industry, among other criteria. In addition to reviewing and analyzing competitive market data, for incumbent officers, the Compensation Committee considered then-current values of unvested equity (with the objective of ensuring it is sufficient to retain executives in a highly competitive market), the relationship of annual target compensation among external and internal peers, individual performance over the prior year and expected impact of each individual over the vesting period of the new grant. For Mr. McMartin, who was hired during 2021, the Compensation Committee considered the competitive market data, the relationship of annual target compensation among internal peers and the equity value necessary to attract and retain him for the appropriate interim period.

The target equity award value set for each Named Executive Officer for the 2021 year is as follows:

Name	2021 Equity Award Target Value

Mark McClain	$ 6,000,000

Cam McMartin	$ 1,000,000

Matt Mills	$ 3,500,000

Jason Ream	$ 2,500,000

Chris Schmitt	$ 1,500,000

Grady Summers	$ 2,500,000

Stock Ownership Guidelines and Holding Requirements

The Compensation Committee has adopted stock ownership guidelines pursuant to which covered persons (including our Named Executive Officers) are prohibited from selling or disposing of any shares of our common stock unless and until the covered person holds an aggregate value of our common stock (or equivalents recognized under our policy) equal to, in the case of Mr. McClain, three times his annual base salary, and, in the case of our other Named Executive Officers, one times their annual base salary. Our guidelines also apply to our non-employee directors who are required to hold an aggregate value of our common stock (or equivalents recognized under our policy) equal to three times their annual cash retainer. Common stock owned directly or indirectly is considered for calculation purposes under our guidelines, but unexercised stock options and unvested RSUs do not count towards ownership requirements. Covered persons may sell shares to pay the exercise price under stock options or satisfy tax withholding obligations with respect to equity awards generally without violating our guidelines. Covered persons are allowed five years to achieve their respective ownership requirements and are not prohibited from selling shares that would cause them to fall below their applicable threshold until that period has lapsed. Each of our Named Executive Officers is still within the five-year transition period.

Insider Trading Policy; Prohibitions Against Hedging and Pledging

In addition to addressing other customary topics, our Insider Trading Policy prohibits company employees, including officers, and directors from engaging in certain transactions, including transactions in company or subsidiary debt securities, short sales of company securities, publicly-traded options, any hedging transactions (generally, any transaction that will hedge or offset, or is designed to hedge or offset, any decrease in the market value of our common stock) and margin accounts and pledged securities. This policy does not allow for any exception to the above provisions.

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Other Benefits

Retirement and Health and Welfare — We offer the same types of retirement, health and welfare benefits to all of our employees, including to our executive officers as part of our total executive compensation package. Our programs are designed to be competitive and cost-effective. It is our objective to provide core benefits, including medical, retirement, life insurance, and paid time off to all our employees and executive officers. Benefits programs are reviewed on a periodic basis by comparing against companies with which we directly compete, reviewing published survey information, and obtaining advice from various third-party benefits consultants.

We currently maintain a retirement plan intended to provide benefits under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), where employees, including our Named Executive Officers, are allowed to contribute portions of their base compensation to a tax-qualified retirement account. We do not provide profit-sharing contributions under the plan, but we do offer matching under our 401(k) plan at the rate of 50% of the first 6% of employee contributions.

Employee Stock Purchase Plan — In addition to the LTIP, we sponsor an Employee Stock Purchase Plan (the “ESPP”). The ESPP provides eligible employees with the opportunity to purchase shares of our common stock conveniently through periodic payroll deductions at a reduced price. The ESPP is generally intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code and, therefore, is open to employees generally.

Severance Pay Plan — In 2018, our Board adopted the Severance Pay Plan pursuant to which our senior leadership team, as identified by the Compensation Committee and including the Named Executive Officers, is eligible to receive certain severance benefits upon a qualifying termination of employment. Additional information regarding the Severance Pay Plan is set forth below under “Potential Payments upon Termination or Change in Control.” Prior to our IPO, Mr. McClain had received a Senior Management and Restricted Stock Agreement, which contained certain provisions governing his employment and potential severance benefits. Following our adoption of the Severance Pay Plan, we amended Mr. McClain’s individual agreement in order to remove any provisions that were duplicative or inconsistent with the Severance Pay Plan. The potential severance benefits that Mr. McClain could receive upon certain qualifying terminations will not be solely governed by the Severance Pay Plan.

Perquisites — It is our policy, generally, to not grant perquisites to our named executive officers as a matter of good practice, although the Compensation Committee reserves the right to grant perquisites in the future if it finds that doing so furthers its compensation goals and objectives.

Tax Deductibility of Certain Executive Compensation

Section 162(m) of the Internal Revenue Code limits the tax deductibility of annual compensation paid to certain executives (i.e., any individual who is the chief executive officer, chief financial officer, or one of the three most highly compensated executive officers other than the chief executive officer and chief financial officer during any given year) to $1 million. Prior to 2021, our annual incentive compensation and equity awards were not subject to the deduction limitations of Section 162(m) of the Internal Revenue Code due to a transition period applicable to issuers that had recently completed an initial public offering. That transition period expired in connection with our 2021 Annual Meeting of Stockholders. Tax deductibility is only one factor that the Company considers when setting compensation, therefore certain compensation paid to applicable executive officers may not be deductible.

Compensation Risk Assessment

In accordance with the requirements of Item 402(s) of Regulation S-K, to the extent that risks may arise from our compensation policies and practices for our employees that are reasonably likely to have a material adverse effect on us, we are required to discuss our policies and practices for compensating our employees (including our employees that are not Named Executive Officers) as they relate to our risk management practices and risk-taking incentives. We have determined that our compensation policies and practices for our employees, including our Named Executive Officers, are not reasonably likely to have a material adverse effect on us. Our Compensation Committee routinely assesses our compensation policies and practices and takes this consideration into account as part of its review.

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Compensation Committee Report

The following report of the Compensation Committee of the Board does not constitute soliciting material and should not be deemed filed or incorporated by reference into any future filings under the Securities Act or the Exchange Act, except to the extent we specifically incorporate this report by reference.

The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and contained in this Proxy Statement. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Heidi M. Melin, Chair

William G. Bock

Tracey E. Newell

Important Note Regarding Compensation Tables

The following compensation tables have been prepared pursuant to SEC rules. Although some amounts (e.g., salary and non-equity incentive plan compensation) represent actual dollars paid to an executive, other amounts are estimates based on certain assumptions about future circumstances (e.g., payments upon termination of an executive’s employment) or they may represent dollar amounts recognized for financial statement reporting purposes in accordance with accounting rules, but do not represent actual dollars received by the executive (e.g., dollar values of stock awards and option awards). The footnotes and other explanations to the Summary Compensation table and the other tables herein contain important estimates, assumptions and other information regarding the amounts set forth in the tables and should be considered together with the quantitative information in the tables.

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Executive Compensation Tables

The following table sets forth information regarding compensation for each of our Named Executive Officers for 2019 through 2021, to the extent that the executive was a Named Executive Officer for such year.

2021 Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)(1)	Stock Awards ($)(2)		Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation (4)	Total ($)
Mark McClain	2021	$475,000		$—	$4,090,433		$2,148,145	$712,602	$4,350	$7,430,530
Chief Executive Officer	2020	$425,000		$200,000	$2,966,997		$1,726,801	$637,500	$—	$5,956,298
	2019	$400,000		$—	$1,699,576		$1,459,215	$—	$—	$3,558,791

Cam McMartin (5)	2021	$243,163	(6)	$—	$1,181,124	(7)	$—	$225,617	$—	$1,453,355
Former Interim Chief Financial Officer

Matt Mills	2021	$425,000		$—	$2,386,040		$1,253,065	$637,602	$—	$4,701,707
President, Worldwide Field Operations	2020	$387,500		$—	$1,186,784		$690,718	$581,250	$—	$2,846,251
	2019	$123,438		$—	$1,639,929		$1,310,749	$62,500	$—	$3,136,616

Jason Ream (5)	2021	$402,500		$—	$1,704,332		$895,051	$362,306	$4,350	$3,368,539
Former Chief Financial Officer	2020	$365,000		$58,973	$1,186,784		$690,718	$328,500	$—	$2,629,975
	2019	$196,875		$—	$1,051,229		$872,839	$—	$—	$2,120,943

Chris Schmitt (5)	2021	$335,000		$—	$1,022,563		$537,036	$301,538	$4,350	$2,100,487
EVP and General Counsel	2020	$305,000		$—	$593,379		$345,352	$195,000	$—	$1,438,731

Grady Summers (5)	2021	$402,500		$—	$1,704,332		$895,051	$362,306	$4,350	$3,368,539
EVP, Product	2020	$273,485		$—	$3,925,624		$—	$245,754	$—	$4,444,864

(1)	As noted in our 2021 proxy statement, in February 2020, the Compensation Committee decided to award retention bonuses to executive officers who participated in the 2019 corporate bonus plan.

(2)

Amounts shown do not reflect compensation actually received by the Named Executive Officers. Rather, the amounts represent the aggregate grant date fair value of awards granted to the Named Executive Officer in 2021, 2020 and 2019, in each case computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”), with the exception that the amount shown assumes no forfeitures. A discussion of the assumptions used in the calculation of these amounts is included in Note 13 “Stock-Based Compensation” in the annual consolidated financial statements included in our 2021 Annual Report.

(3)

Reflects amounts for services provided in the respective years pursuant to our annual cash incentive programs, which were paid to our Named Executive Officers during the first quarter of the subsequent year. As noted in our 2021 proxy statement, none of our Named Executive Officers received payments from our corporate bonus plan for fiscal year 2019, although Mr. Mills did receive a commission under the sales incentive plan for individual performance during 2019.

(4)	Reflects matching contributions by the Company under its 401(k) plan.

(5)

Messrs. Schmitt and Summers were not Named Executive Officers during 2019, and therefore, this table does not provide compensation data for them for 2019. Mr. McMartin was not a Named Executive Officers during 2019 or 2020, and therefore, this table does not provide compensation data for him for 2019 or 2020. Mr. Ream served as an executive officer until the end of August 2021 and departed the Company on February 28, 2022.

(6)	Mr. McMartin served as Strategic Advisor from June to August 2021 and was appointed Interim Chief Financial Officer effective September 1, 2021. Prior to such service, Mr. McMartin served as a non-

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employee director. Compensation reported in this column for Mr. McMartin includes $17,500, which represents his annual cash retainer for service on the Board during the portion of 2021 that he was a non-employee director.

(7)

Compensation reported in this column includes $179,049, which represents the aggregate grant date fair value of 3,566 RSUs that Mr. McMartin was granted on April 29, 2021 for his service on the Board prior to his appointment as Interim Chief Financial Officer computed in accordance with ASC Topic 718, with the exception that the amount shown assumes no forfeitures. A discussion of the assumptions used in the calculation of this amount is included in Note 13 “Stock-Based Compensation” in the annual consolidated financial statements included in our 2021 Annual Report.

2021 Grants of Plan Based Awards

The following table reflects the various target values of the annual incentive plan award granted to each of our Named Executive Officers in 2021, as well as the number of RSUs and stock options granted to each of our Named Executive Officers in 2021.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)
Name	Grant Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units (2)	All Other Option Awards: Number of Securities Underlying Option (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards (3)
Mark McClain	Annual Cash Bonus	—	$237,534	$475,068	$712,602	—	—	—	—
	Stock Option Grant	2/17/21	—	—	—	—	72,476	$60.78	$2,148,145
	RSU Grant	2/17/21	—	—	—	67,299	—	—	$4,090,433

Cam McMartin	Annual Cash Bonus	—	$75,206	$150,411	$225,617	—	—	—	—
	RSU Grant (4)	4/29/21	—	—	—	3,566	—	—	$179,049
	RSU Grant	8/30/21	—	—	—	21,052	—	—	$1,002,075

Matt Mills	Annual Cash Bonus	—	$212,534	$425,068	$637,602	—	—	—	—
	Stock Option Grant	2/17/21	—	—	—		42,277	$60.78	$1,253,065
	RSU Grant	2/17/21	—	—	—	39,257	—	—	$2,386,040

Jason Ream	Annual Cash Bonus	—	$120,769	$241,537	$362,306	—	—	—	—
	Stock Option Grant	2/17/21	—	—	—	—	30,198	$60.78	$895,051
	RSU Grant	2/17/21	—	—	—	28,041	—	—	$1,704,332

Chris Schmitt	Annual Cash Bonus	—	$100,513	$201,025	$301,538	—	—	—	—
	Stock Option Grant	2/17/21	—	—	—	—	18,119	$60.78	$537,036
	RSU Grant	2/17/21	—	—	—	16,824	—	—	$1,022,563

Grady Summers	Annual Cash Bonus	—	$120,769	$241,537	362,306	—	—	—	—
	Stock Option Grant	2/17/21	—	—	—	—	30,198	60.78	$895,051
	RSU Grant	2/17/21	—	—	—	28,041	—	—	$1,704,332

(1)

The amounts reported represent the minimum, target, and maximum bonus amounts for each applicable Named Executive Officer under our corporate bonus plan for 2021, calculated as described above. For more information about our corporate bonus plan, see “Annual Incentive Compensation and Process for Setting Performance Objectives” and “2021 Target Annual Incentive Opportunities.”

(2)

The stock options and RSU awards were granted pursuant to the LTIP. Options and RSUs generally vest over a four-year period. Options generally expire after a period of ten years from grant date. The Named Executive Officer must remain employed with us throughout each vesting period. For more information about our LTIP, see “Long-Term Equity-Based Awards.”

(3)

The amounts reported represent the aggregate fair value of each stock option and RSU awarded to the Named Executive Officers during 2021. These amounts have been calculated in accordance with ASC Topic 718. The assumptions we used to value these awards are described in Note 13 “Stock-Based

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Compensation” in our consolidated financial statements included in our 2021 Annual Report and do not necessarily correspond to the actual economic value that may be recognized by the Named Executive Officer.

(4)	Represents Mr. McMartin’s equity retainer for his service as a non-employee director prior to the commencement of his service as Special Advisor and Interim Chief Financial Officer of the Company.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Our annual incentive plans are described in greater detail above in our CD&A. With respect to our annual incentive plans, the treatment of awards, in the event of certain terminations of employment and/or upon the occurrence of a change in control, is described below under “Potential Payments Upon Termination or Change in Control.”

2021 Outstanding Equity Awards at Year End

The following table reflects information regarding outstanding equity-based awards held by our Named Executive Officers as of December 31, 2021.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)		Market Value of Shares or Units of Stock That Have Not Vested ($)(4)
Mark McClain	200,000	—	$12.00	11/16/2027	—		—
	80,499	33,147	$29.92	2/7/2029	—		—
	57,611	68,087	$25.42	2/5/2030	—		—
	—	72,476	$60.78	2/17/2031	—		—
	—	—	—	—	148,747	(5)	$7,190,430

Cam McMartin	—	—	—	—	10,584	(6)	$511,630

Matt Mills	74,872	65,314	$21.97	9/3/2029	—		—
	23,044	27,235	$25.42	2/5/2030	—		—
	—	42,277	$60.78	2/17/2031	—		—
	—	—	—	—	95,481	(7)	$4,615,552

Jason Ream (8)	11,159	44,899	$17.56	6/10/2029	—		—
	23,044	27,235	$25.42	2/5/2030	—		—
	—	30,198	$60.78	2/17/2031	—		—
	—	—	—	—	78,978	(9)	$3,817,797

Chris Schmitt	16,113	—	$3.17	3/24/2027	—		—
	17,112	—	$12.00	11/16/2027	—		—
	17,441	7,182	$29.92	2/7/2029	—		—
	11,522	13,617	$25.42	2/5/2030	—		—
	—	18,119	$60.78	2/17/2031	—		—
	—	—	—	—	32,956	(10)	$1,593,093

Grady Summers	—	30,198	$60.78	2/17/2031	—		—
	—	—	—	—	168,049	(11)	$8,123,489

(1)	Stock options reported in this column were fully vested and exercisable by the Named Executive Officer as of 12/31/2021.

(2)

Except as noted in Note 5, below, the stock options reported in this column are subject to time-based vesting schedules where 25% of the total award becomes vested on the one-year anniversary of the initial grant date. The remaining vesting takes place at the rate of 1/48 of the total award vesting each month for the remaining 36 months.

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(3)

The stock awards reported in this column are subject to time-based vesting conditions. The treatment of these awards upon certain termination and change in control events is described below under “—Additional Narrative Disclosure—Potential Payments upon Termination or Change in Control.”

(4)	Calculated based on the closing price of our common stock on December 31, 2021, which was $48.34 per share.

(5)

28,411 shares vested or will vest in substantially equal amounts on each of February 28, 2022 and February 28, 2023; 65,655 shares vested or will vest in substantially equal quarterly amounts beginning February 28, 2022 and ending February 28, 2024; and 54,681 shares vested or will vest in substantially equal quarterly amounts beginning February 28, 2022 and ending February 28, 2025.

(6)

7,018 shares vested in substantially equal amounts on each of January 28, 2022 and February 28, 2022; and 3,566 shares (relating to Mr. McMartin’s RSU grant for board service) will vest on April 29, 2022.

(7)

37,322 shares vest in substantially equal amounts on August 20, 2022 and August 20, 2023; 26,262 shares vested or will vest in substantially equal quarterly amounts beginning February 28, 2022 and ending February 28, 2024; and 31,897 shares vested or will vest in substantially equal quarterly amounts beginning February 28, 2022 and ending February 28, 2025.

(8)

Mr. Ream resigned from his position as Chief Financial Officer effective August 31, 2021 and from the Company effective February 28, 2022. As such, all unvested options and RSUs were forfeited at that time, and pursuant to their terms, his vested options remain exercisable for 90 days from February 28, 2022, following which time all unexercised options will also be forfeited.

(9)

29,932 shares were scheduled to vest in substantially equal amounts on each of May 20, 2022 and May 20, 2023; 26,262 shares vested or were scheduled to vest in substantially equal quarterly amounts beginning February 28, 2022 and ending February 28, 2024; and 22,784 shares vested or were scheduled to vest in substantially equal quarterly amounts beginning February 28, 2022 and ending February 28, 2025.

(10)

6,155 shares vested or will vest in substantially equal amounts on each of February 28, 2022 and February 28, 2023; 13,131 shares vested or will vest in substantially equal quarterly amounts beginning February 28, 2022 and ending February 28, 2024; and 13,670 shares vested or will vest in substantially equal quarterly amounts beginning February 28, 2022 and ending February 28, 2025.

(11)

145,265 shares vested or will vest in substantially equal quarterly amounts beginning February 28, 2022 and ending May 28, 2024; and 22,784 shares vested or will vest in substantially equal quarterly amounts beginning February 28, 2022 and ending February 28, 2025.

2021 Option Exercises and Stock Vested

The table below sets forth information regarding the option exercises and the vesting of outstanding awards under our LTIP during 2021 for each of our named executive officers.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (2)

Mark McClain	—	—	102,888	5,560,258

Cam McMartin	—	—	24,982	2,764,545

Matt Mills	9,102	335,773	46,446	2,252,085

Jason Ream	48,673	1,687,910	40,648	2,013,118

Chris Schmitt	20,088	852,510	23,735	1,286,650

Grady Summers	—	—	92,415	4,421,832

(1)

The number of shares acquired is reported on a gross basis. We withheld the necessary number of shares of common stock in order to satisfy withholding taxes from stock option exercises and stock awards, thus the Named Executive Officers actually received a lower number of shares of our common stock than the numbers reported in this table.

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(2)

The value realized on exercise or vesting is calculated based upon the applicable closing market price of the number of shares acquired (on a gross basis) on the applicable vesting date for each award. It does not represent cash amounts received.

No Pension Benefits or Nonqualified Deferred Compensation Plan

We do not sponsor or maintain any plans that provide for specified retirement payments or benefits, such as tax-qualified defined benefit plans or supplemental executive retirement plans nor a nonqualified deferred compensation plan.

Potential Payments Upon Termination or Change in Control

Our Named Executive Officers are entitled to payments, benefits, and accelerated vesting of certain equity awards upon a termination of employment under certain circumstances and, in certain limited cases, additional equity may vest if such termination is following a change in control. These potential payments and benefits are provided pursuant to the terms of our Severance Pay Plan. We believe our Severance Pay Plan is an important retention for us as a component of our overall executive compensation program. It helps attract and retain skilled professionals in our industry, and allows management to focus its attention and energy on our business without any distractions regarding the effects of any potential change in control. We do not provide tax gross-ups upon a change in control.

The following paragraphs describe the termination entitlements under the terms of our Severance Pay Plan that were applicable to all Named Executive Officers as of December 31, 2021. The subsequent tables quantify the future potential benefits payable pursuant to our Severance Pay Plan upon qualifying terminations.

Upon a termination without “Cause” or, in the case of Mr. McClain, a resignation for “Good Reason,” that does not occur during the “Protection Period,” a participant in the Plan will be eligible to receive the following benefits:

•	a lump sum cash payment equal to 50% of such person’s annual base salary (or 100% of annual base salary for Mr. McClain); and
•

continuation coverage for the individual and his or her spouse and eligible dependents under our group health plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, for six months (or twelve months for Mr. McClain) at active employee rates, unless such coverage is earlier terminated in accordance with the terms of the Plan.

Unless otherwise specified in an individual participation agreement, upon a termination without Cause or a resignation for Good Reason during the period beginning three months prior to a “Change in Control” and ending on the one-year anniversary following such Change in Control (the “Protection Period”), then the participant will be eligible to receive the following benefits

•	a lump sum cash payment equal to 100% of such person’s annual base salary (or 150% of annual base salary for Mr. McClain);
•

continuation coverage for the individual and his or her spouse and eligible dependents under our group health plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, for twelve months (or eighteen months for Mr. McClain) at active employee rates, unless such coverage is earlier terminated in accordance with the terms of the Plan; and

•

accelerated vesting of all outstanding equity compensation awards, with performance-based awards vesting at the greater of actual performance as of the date of the termination of employment or target performance.

“Cause” means a termination following a vote of either the Board for Mr. McClain or the Compensation Committee for our other Named Executive Officers to dismiss the employee due to his or her (a) conviction of a felony; (b) engagement in any other act of fraud, intentional misrepresentation, moral turpitude, misappropriation or embezzlement, illegality or unlawful harassment which would materially adversely affect our business or reputation or would expose us to a risk of material civil or criminal legal damages, liabilities or penalties; (c) repeated willful failure to follow the reasonable directives of the Board in connection with our business affairs; (d) material breach or violation of any material agreement with us or our policies; or (e) willful and deliberate non-

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performance of duty; provided, however, that any termination under clauses (c), (d) or (e) will be subject to a thirty-day cure period.

“Good Reason” means that, after complying with certain notification and cure periods, the employee resigns from employment after we, without the employee’s prior written consent, either: (a) reduce the employee’s base salary in any material respect (other than certain across-the-board salary reductions); (b) fail to pay any material incentive compensation to which the employee is actually entitled under a written agreement; (c) make a material reduction in the employee’s job responsibilities so as to constitute a de facto demotion (other than a mere change in title or reporting relationship in connection with a change in control); or (d) relocate the employee’s principal place of work outside of a 25-mile radius of the employee’s current principal place of work without the employee’s prior written approval.

“Change in Control” means (a) the acquisition of more than 50% of the total fair market value or total voting power of the Company by any person or group; (b) the acquisition of 30% or more of the total voting power of the Company by any person or group or a change in the majority of the members of our Board, in each case, in any 12-month period; or (c) the acquisition of 40% or more of the total gross fair market value of all the assets of the Company by any person or group in any 12-month period. The Severance Pay Plan incorporates the definition of Change in Control used in our LTIP, which definition is intended to constitute a change in the ownership, effective control or substantial portion of our assets within the meaning of Section 409A of the Internal Revenue Code.

Potential Termination and Change in Control Benefits Table

The following table illustrates an estimated amount of compensation or other benefits potentially payable to each of our Named Executive Officers (other than Mr. Ream) as of December 31, 2021 that could be triggered upon termination of such executive’s employment under various scenarios. Due to Mr. Ream’s resignation from his executive officer position prior to the end of the year, we have not provided hypothetical numbers for him in the table below, but instead have provided a narrative disclosure, after the table, regarding the actual payments and benefits he was entitled to receive in connection with his termination of employment on February 28, 2022. With respect to the values in the table below, we have assumed that all salary payments or any expenses the executive may be due have been paid currently. Any amount ultimately received will vary based on a variety of factors, including the reason for such executive’s termination of employment, the date of such executive’s termination of employment, and the executive’s age upon termination of employment. The amounts shown assume that such termination was effective as of December 31, 2021, and, therefore, are estimates of the amounts that would have been paid to such executives upon their termination. Actual amounts to be paid can only be determined at the time of such executive’s termination from the company.

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		No Change in Control		Change in Control (1)
	Voluntary Termination ($)	For Cause Termination ($)	Termination Without Cause or for Good Reason (2) ($)	For Cause Termination ($)	Termination Without Cause or for Good Reason ($)	Death ($)	Disability ($)
Mark McClain
Cash Severance (3)	$—	$—	$500,000	$—	$750,000	$—	$—
Unvested Equity (4)	$—	$—	$—	$—	$9,361,552	$—	$—
Medical Benefits (5)	$—	$—	$13,415	$—	$20,123	$—	$—
Estimated Total	$—	$—	$513,415	$—	$10,131,675	$—	$—

Cam McMartin
Cash Severance (3)	$—	$—	$225,000	$—	$450,000	$—	$—
Unvested Equity (4)	$—	$—	$—	$—	$339,250	$—	$—
Medical Benefits (5)	$—	$—	$10,101	$—	$20,203	$—	$—
Estimated Total	$—	$—	$235,101	$—	$809,453	$—	$—

Matt Mills
Cash Severance (3)	$—	$—	$225,000	$—	$450,000	$—	$—
Unvested Equity (4)	$—	$—	$—	$—	$6,962,108	$—	$—
Medical Benefits (5)	$—	$—	$10,170	$—	$20,339	$—	$—
Estimated Total	$—	$—	$235,170	$—	$7,432,447	$—	$—

Chris Schmitt
Cash Severance (3)	$—	$—	$175,000	$—	$350,000	$—	$—
Unvested Equity (4)	$—	$—	$—	$—	$2,037,487	$—	$—
Medical Benefits (5)	$—	$—	$14,543	$—	$29,086	$—	$—
Estimated Total	$—	$—	$189,543	$—	$2,416,573	$—	$—

Grady Summers
Cash Severance (3)	$—	$—	$212,500	$—	$425,000	$—	$—
Unvested Equity (4)	$—	$—	$—	$—	$8,123,489	$—	$—
Medical Benefits (5)	$—	$—	$13,479	$—	$26,958	$—	$—
Estimated Total	$—	$—	$225,979	$—	$8,575,447	$—	$—

(1)

As provided by the Severance Pay Plan, all unvested equity-based awards vest in connection with a change in control only if the Named Executive Officer is terminated within the Protection Period without Cause or for Good Reason.

(2)	Only Mr. McClain is entitled to benefits upon a termination for Good Reason outside of the Protection Period.

(3)	Calculation of benefits for various termination scenarios is described in the narrative preceding this table.

(4)

Values are calculated based on the closing price of our common stock of $48.34 on December 31, 2021. The value for the acceleration of stock option awards is calculated as the difference between the closing price of our common stock of $48.34 on December 31, 2021 and the exercise price per share of the award multiplied by the number of shares vesting.

(5)

Calculated based on the premiums payable to elect benefit continuation coverage by the Named Executive Officer pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, (COBRA) for six or twelve months, as applicable, and for the actual level of group medical, dental and vision coverage in effect as of December 31, 2021.

Jason Ream Termination Payments and Benefits

On February 23, 2022, the Company entered into a Separation Agreement and General Release of Claims with Mr. Ream (the “Separation Agreement”), pursuant to which Mr. Ream resigned from all roles and responsibilities as an employee effective February 28, 2022. The Separation Agreement provides, among other things, that Mr. Ream is entitled to receive a severance amount equal to one-half of his current base annual salary (or $212,500) and up to six months of continued COBRA coverage at active employee rates. The

2022 PROXY STATEMENT | SAILPOINT TECHNOLOGIES HOLDINGS, INC. 39

Separation Agreement also included a customary release of claims by Mr. Ream in favor of us and our affiliates. Mr. Ream’s severance benefits were conditioned upon his non-revocation of the Separation Agreement as well as his continued compliance with confidentiality and certain other restrictive covenant obligations.

Director Compensation

2021 Director Compensation Program

The Compensation Committee is responsible for recommending to the Board the form and amount of compensation for non-employee directors.

For 2021, our non-employee directors were entitled to receive a cash retainer and committee and chairmanship fees payable in cash on a quarterly basis and an annual award of RSUs as provided below:

Annual cash retainer	$30,000

Additional annual cash retainer for the Chairman of the Board	$20,000

Additional annual cash retainer for Chairman of the Audit Committee	$20,000

Additional cash retainer for members of the Audit Committee	$10,000

Additional cash retainer for the Chairman of the Compensation Committee	$12,000

Additional annual cash retainer for members of the Compensation Committee	$6,000

Additional annual cash retainer for Chairman of the Nominating and Corporate Governance Committee	$7,500

Additional cash retainer for members of the Nominating and Corporate Governance Committee	$3,750

Annual cash retainer for Chairman of the Cybersecurity Committee	$10,000

Annual cash retainer for members of the Cybersecurity Committee	$5,000

Annual equity retainer of RSUs	$180,000

We also reimburse all reasonable out-of-pocket expenses incurred by directors in connection with the performance of their duties as directors, including travel expenses relating to their attendance at meetings of the Board or any committee thereof and up to $5,000 per year for director education expenses.

As described above, the Compensation Committee has adopted stock ownership guidelines pursuant to which covered persons, including our non-employee directors, are prohibited from selling or disposing of any shares of our common stock unless and until the covered person holds an aggregate value of our common stock (or equivalents recognized under our policy) equal to, in the case of our non-employee directors, three times their annual cash retainer for service on the Board. Common stock owned directly or indirectly is considered for calculation purposes under our guidelines but unvested RSUs do not count toward the ownership requirement. Covered persons are allowed five years to achieve the ownership requirement and are not prohibited from selling shares that would cause them to fall below their applicable threshold until that period has lapsed. All directors are still within the applicable five-year transition period.

The following table reflects information regarding our director compensation for the year ended December 31, 2021.

Name (1)	Fees Earned or Paid in Cash ($)	Unit Awards (2)	Total ($)
William G. Bock	$$69,750	$179,049	$248,799
Ronald J. Green	$12,903	$131,844	$144,747
Heidi M. Melin	$$47,000	$179,049	$226,049
Tracey E. Newell	$$43,500	$179,049	$222,549
James M. Pflaging	$$53,750	$179,049	$232,799
Sudhakar Ramakrishna	$16,417	$156,575	$172,992
Michael J. Sullivan	$$55,000	$179,049	$234,049

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(1)

Cam McMartin did not receive director fees for the period that he served the Company as Special Advisor and subsequently Interim Chief Financial Officer. The compensation he received during 2021 as a non-employee director is reported above in the Summary Compensation Table.

(2)

Reflects the aggregate grant date fair value of the 3,566 RSUs granted to each then-current non-employee director on April 29, 2021, computed in accordance with ASC Topic 718, determined without regard to forfeitures. Also includes 3,297 RSUs granted to Mr. Ramakrishna on June 14, 2021 and 2,694 RSUs granted to Mr. Green on July 27, 2021, representing a pro-rated award for service from the time they respectively joined the Board through the 2022 Annual Meeting of Stockholders, valued at the grant date fair value. These awards represent the non-employee directors’ only outstanding stock awards as of December 31, 2021 and will become vested and nonforfeitable on April 29, 2022, subject to the director’s continued service. See Note 13 “Stock Based Compensation” to our audited consolidated financial statements in our 2021 Annual Report for a discussion of the assumptions used in determining the ASC Topic 718 grant date fair value of these awards.

Certain Relationships and Related Party Transactions

Since January 1, 2021, other than the compensation arrangements, including employment, termination of employment and change in control arrangements, discussed in the sections titled “Executive Compensation” and “Director Compensation,” there have been no transactions in which:

•	we have been or are to be a participant;
•	the amount involved exceeded or is expected to exceed $120,000; and
•

any of our directors, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Policies and Procedures for Related Party Transactions

The Board has adopted a formal written policy providing that the Audit Committee will be responsible for reviewing “related party transactions,” which are generally transactions, arrangements or relationships (or any series of similar transactions, arrangements or relationships) to which we are a party, in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has, had or will have a direct or indirect material interest. For purposes of this policy, a related person is defined as a director, executive officer, nominee for director or greater than 5% beneficial owner of our capital stock, in each case since the beginning of the most recently completed year, and any of their immediate family members. In determining whether to approve or ratify any such transaction, the Audit Committee will take into account, among other factors it deems appropriate, (i) whether the transaction is on terms no less favorable than terms generally available to unaffiliated third parties under the same or similar circumstances and (ii) the extent of the related party’s interest in the transaction.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of our common stock, as of the Record Date, for:

•	each of our Named Executive Officers;
•	each of our current directors;
•	all of our current directors and executive officers as a group; and
•	each person known by us to be the beneficial owner of more than 5% of our common stock.

We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect

2022 PROXY STATEMENT | SAILPOINT TECHNOLOGIES HOLDINGS, INC. 41

to all shares of common stock and sole voting and no investment power with respect to all shares of unvested restricted stock that they beneficially own, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Sections 13(d) and 13(g) of the Securities Act.

We have based our calculation of the percentage of beneficial ownership on 94,191,701 shares of our common stock outstanding as of the Record Date. We have deemed shares issuable pursuant to RSUs that vest within 60 days of the Record Date and shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of the Record Date to be outstanding and to be beneficially owned by the person holding the restricted stock unit or stock option for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o SailPoint Technologies Holdings, Inc., 11120 Four Points Drive, Suite 100, Austin, Texas 78726.

	Shares of Common Stock Beneficially Owned

Name of Beneficial Owner	Number	Percentage

Named Executive Officers and Directors

Mark McClain (1)	1,296,223	1.4%

Cam McMartin (2)	48,506	*

Matt Mills (3)	135,980	*

Jason Ream (4)	78,768	*

Chris Schmitt (5)	74,997	*

Grady Summers (6)	49,124	*

William G. Bock (7)	77,861	*

Ronald J. Green (8)	2,694	*

Heidi M. Melin (9)	12,925	*

Tracey E. Newell (10)	18,022	*

James M. Pflaging (11)	168,513	*

Sudhakar Ramakrishna (12)	3,297	*

Michael J. Sullivan (13)	14,514	*

All directors and executive officers as a group (13 people)	1,903,286	2.0%

Other 5% Stockholders

BlackRock, Inc. (14)	11,698,122	12.4%

HMI Capital Management, L.P. (15)	9,157,172	9.7%

The Vanguard Group (16)	9,098,318	9.7%

SoMa Equity Partners, LP (17)	5,248,987	5.6%

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)

Consists of 512,036 shares of common stock, 0 shares of common stock issuable pursuant to RSUs that vest within 60 days of the Record Date and 379,193 shares of common stock subject to stock options that are currently exercisable or exercisable within 60 days of the Record Date held directly by Mr. McClain, 260,994 shares of common stock held by the McClain Charitable Remainder Unitrust, 48,000 shares of common stock held by the McClain RHD 2015 Trust, 48,000 shares of common stock held by the McClain ADM 2015 Trust and 48,000 shares of common stock held by the McClain GMM 2015 Trust.

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Mr. McClain is a co-trustee for each of the McClain Charitable Remainder Unitrust, McClain RHD 2015 Trust, McClain ADM 2015 Trust and McClain GMM 2015 Trust. As such, Mr. McClain may be deemed to have shared voting and investment power with respect to all of the shares of common stock held by such trusts.

(2)

Consists of 48,506 shares of common stock and 0 shares of common stock issuable pursuant to RSUs that vest or subject to stock options that are currently exercisable or exercisable within 60 days of the Record Date held directly by Mr. McMartin.

(3)

Consists of 9,102 shares of common stock, 0 shares of common stock issuable pursuant to RSUs that vest within 60 days of the Record Date and 126,878 shares of common stock subject to stock options that are currently exercisable or exercisable within 60 days of the Record Date held directly by Mr. Mills.

(4)

Consists of 20,156 shares of common stock, 0 shares of common stock issuable pursuant to RSUs that vest within 60 days of the Record Date and 39,540 shares of common stock subject to stock options that are currently exercisable or exercisable within 60 days of the Record Date held directly by Mr. Ream.

(5)

Consists of 6,123 shares of common stock, 0 shares of common stock issuable pursuant to RSUs that vest within 60 days of the Record Date and 68,874 shares of common stock subject to stock options that are currently exercisable or exercisable within 60 days of the Record Date held directly by Mr. Schmitt.

(6)

Consists of 40,316 shares of common stock, 0 shares of common stock issuable pursuant to RSUs that vest within 60 days of the Record Date and 8,808 shares of common stock subject to stock options that are currently exercisable or exercisable within 60 days of the Record Date held directly by Mr. Summers.

(7)

Consists of 74,295 shares of common stock, 3,566 shares of common stock issuable pursuant to RSUs that vest within 60 days of the Record Date, and 0 shares of common stock subject to stock options that are currently exercisable or exercisable within 60 days of the Record Date held directly by Mr. Bock.

(8)

Consists of 0 shares of common stock, 2,694 shares of common stock issuable pursuant to RSUs that vest within 60 days of the Record Date and 0 shares of common stock subject to stock options that are currently exercisable or exercisable within 60 days of the Record Date held directly by Mr. Green.

(9)

Consists of 9,359 shares of common stock, 3,566 shares of common stock issuable pursuant to RSUs that vest within 60 days of the Record Date and 0 shares of common stock subject to stock options that are currently exercisable or exercisable within 60 days of the Record Date held directly by Ms. Melin.

(10)

Consists of 14,456 shares of common stock, 3,566 shares of common stock issuable pursuant to RSUs that vest within 60 days of the Record Date and 0 shares of common stock subject to stock options that are currently exercisable or exercisable within 60 days of the Record Date held directly by Ms. Newell.

(11)

Consists of 20,499 shares of common stock, 3,566 shares of common stock issuable pursuant to RSUs that vest within 60 days of the Record Date and 0 shares of common stock subject to stock options that are currently exercisable or exercisable within 60 days of the Record Date held directly by Mr. Pflaging and 144,448 shares of common stock held by the MMJ Living Trust. Mr. Pflaging is a co-trustee of the MMJ Living Trust. As such, Mr. Pflaging may be deemed to have shared voting and investment power with respect to all of the shares of common stock and shared voting power but no investment power with respect to all of the shares of restricted stock held by the MMJ Living Trust.

(12)

Consists of 0 shares of common stock, 3,297 shares of common stock issuable pursuant to RSUs that vest within 60 days of the Record Date and 0 shares of common stock subject to stock options that are currently exercisable or exercisable within 60 days of the Record Date held directly by Mr. Ramakrishna.

(13)

Consists of 10,948 shares of common stock, 3,566 shares of common stock issuable pursuant to RSUs that vest within 60 days of the Record Date and 0 shares of common stock subject to stock options that are currently exercisable or exercisable within 60 days of the Record Date held directly by Mr. Sullivan.

(14)

Pursuant to a Schedule 13G/A filed on January 27, 2022, by BlackRock, Inc. (“BlackRock”), BlackRock has sole voting power with respect to 11,532,213 shares, sole dispositive power with respect to 11,698,122 shares, shared voting power with respect to 0 shares and shared dispositive power with respect to 0 shares. The address for BlackRock is 55 East 52nd Street, New York, New York 10055.

2022 PROXY STATEMENT | SAILPOINT TECHNOLOGIES HOLDINGS, INC. 43

(15)

Pursuant to a Schedule 13G/A filed on February 14, 2022 by HMI Capital Management, L.P. (“HMI Capital”), HMI Capital, HMI Capital Fund GP, LLC, Members GP, LLC, Marco W. Hellman, Justin C. Nyweide, Sean M. Barrett, and Radhakrishnan Raman Mahendran each has sole voting power with respect to 0 shares, sole dispositive power with respect to 0 shares, shared voting power with respect to 9,157,172 shares and shared dispositive power with respect to 9,157,172 shares. HMI Capital’s Schedule 13G/A also reported that HMI Capital Partners, L.P. (together with HMI Capital, “HMI”) has sole voting power with respect to 0 shares, sole dispositive power with respect to 0 shares, shared voting power with respect to 8,610,977 shares and shared dispositive power with respect to 8,610,977 shares. The address for HMI is 555 California Street, Suite 4900, San Francisco, California 94104.

(16)

Pursuant to a Schedule 13G/A filed on February 10, 2022, by The Vanguard Group (“Vanguard”), Vanguard has sole voting power with respect to 0 shares, sole dispositive power with respect to 8,841,134 shares, shared voting power with respect to 173,319 shares and shared dispositive power with respect to 257,184 shares. The address for Vanguard is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(17)

Pursuant to a Schedule 13G/A filed on February 11, 2022, by SoMa Equity Partners, LP (“SoMa”), SoMa has sole voting power with respect to 5,248,987 shares, sole dispositive power with respect to 5,248,987 shares, shared voting power with respect to 0 shares and shared dispositive power with respect to 0 shares. The address for SoMa is 44 Montgomery Street, Suite 3710, San Francisco, California 94104.

CEO Pay Ratio

We believe executive pay should be internally consistent and equitable to motivate our employees to create stockholder value. We are committed to internal pay equity, and our Compensation Committee monitors the relationship between the pay that our executive officers receive and the pay that our non-managerial employees receive. The Compensation Committee reviewed a comparison of Chief Executive Officer total compensation to that of our median employee. The compensation for our Chief Executive Officer in 2021 was approximately 54 times the compensation of our median employee.

We identified the median employee by examining the 2021 base salary (which we believe is a consistently applied compensation measure) for all individuals, excluding our Chief Executive Officer, who were employed by us on December 31, 2021. We included all employees, whether employed on a full-time or part-time basis and including our employees located outside the U.S. For employees located outside the U.S., we converted salary amounts from local currency to U.S. dollars using currency conversion rates effective on December 31, 2021. We also annualized the compensation for any employees that were not employed by us for all of 2021. With the exception of the foregoing, we did not make any other assumptions, adjustments, or estimates with respect to determining base salaries.

After identifying the median employee using base salary, we calculated annual total compensation for such employee using the same methodology we use for our Named Executive Officers as set forth in the “Summary Compensation Table,” above. The total compensation during 2021 for our Chief Executive Officer, Mark McClain, as set forth above in the Summary Compensation Table, was $7,430,530. The total compensation during 2021 for our median employee, using the same methodology, was $137,970. This results in a ratio of our Chief Executive Officer’s annual total compensation to our median employee’s annual total compensation of approximately 54:1. For additional information concerning Mr. McClain’s compensation, see “Executive Compensation—Executive Compensation Tables—2021 Summary Compensation Table.”

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Equity Compensation Plan Information

The following table reflects, as of December 31, 2021, information regarding compensation plans (including individual compensation arrangements) under which equity securities of the Company are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights (1)	Number of securities remaining for future issuance under equity compensation plans

Equity compensation plans approved by security holders	—	$—	—

Equity compensation plans not approved by security holders (2)	5,212,228 (3)	$29.24	17,682,925 (4)

Total	5,212,228	$29.24	17,682,925

(1)	The weighted-average exercise price does not take into account restricted stock units because restricted stock units do not have an exercise price upon vesting.

(2)

Consists of shares issued and issuable pursuant to four plans: the LTIP, the ESPP, our Amended and Restated 2015 Stock Option and Grant Plan (the “2015 Option Plan”) and our 2015 Stock Incentive Plan (the “2015 Incentive Plan” and, together with the 2015 Option Plan, the “2015 Plans”). The LTIP and ESPP were adopted by the Board and our stockholders prior to and in connection with our initial public offering in November 2017. A description of the material terms of the LTIP, ESPP and 2015 Plans is available in our prospectus dated November 16, 2017, filed with the SEC pursuant to Rule 424(b)(4) of the Securities Act under the heading “Executive Compensation—Additional Narrative Disclosure” and in Note 8 to the Unaudited Consolidated Financial Statements. The 2015 Plans are materially consistent with the LTIP, except that the 2015 Option Plan permits the issuance of options only and the 2015 Incentive Plan, which is an omnibus plan similar to the LTIP, allows for the issuance of options to eligible participants in Israel compliant with Section 102 of the Israeli Tax Ordinance, and is currently used primarily for that purpose.

(3)	Includes 1,624,836 shares of common stock issuable upon exercise of outstanding stock options and 3,587,392 restricted stock units settleable in shares of the Company’s common stock.

(4)

Of these shares, 3,214,646 shares remained available for issuance under the ESPP, 13,463,706 shares remained available for issuance under the LTIP, 654,446 remained available for issuance under the 2015 Option Plan and 350,127 remained available under then 2015 Incentive Plan. These shares are in addition to the shares reserved for issuance pursuant to outstanding awards included in the first column.

2022 PROXY STATEMENT | SAILPOINT TECHNOLOGIES HOLDINGS, INC. 45

Audit Committee Report

The following report of the Audit Committee of the Board does not constitute soliciting material and should not be deemed filed or incorporated by reference into any future filings under the Securities Act or the Exchange Act, except to the extent we specifically incorporate this report by reference.

Management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public reporting process. Grant Thornton LLP (“Grant Thornton”), the Company’s independent registered public accounting firm, is responsible for expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles.

The Audit Committee has reviewed and discussed with management and Grant Thornton the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2021. The Audit Committee has also discussed with Grant Thornton the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (the “PCAOB”).

The Audit Committee also received the written disclosures and the letter from Grant Thornton that are required by applicable requirements of the PCAOB regarding Grant Thornton’s communications with the Audit Committee concerning independence and has discussed with Grant Thornton its independence. On the basis of the foregoing, the Audit Committee concluded that Grant Thornton is independent from the Company, its affiliates and management.

Based upon its review of the Company’s audited financial statements and the discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2021 be included in the Company’s Annual Report on Form 10-K for such fiscal year, which was filed with the SEC.

This report has been furnished by the members of the Audit Committee.

THE AUDIT COMMITTEE

Michael J. Sullivan, Chair

William G. Bock

James M. Pflaging

Delinquent Section 16(A) Reports

Section 16(a) of the Exchange Act requires that our directors, executive officers and persons who beneficially own more than 10% of our common stock to file reports regarding ownership and changes in ownership of our common stock with the SEC and NYSE. These persons are also required by SEC regulation to furnish the Company with copies of all such reports they file. Based solely on our review of such reports and any written representations from such reporting persons, we believe that except as set forth below, all required Section 16 reports were timely filed during 2021 by our directors, executive officers and beneficial owners of more than 10% of our common stock.

During 2021, Mr. Domagalski, who is no longer with the Company, submitted an untimely report on Form 4 reporting equity awards granted in April 2021.

Submission Of Stockholder Proposals

For any proposal to be considered for inclusion in the Company’s proxy statement and form of proxy relating to the Company’s 2023 Annual Meeting of Stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act. Generally, such proposals are due 120 days before the anniversary of the date the Company released the proxy materials for the prior year; however, if the date of the annual meeting has been changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy materials. We currently expect to hold

2022 PROXY STATEMENT | SAILPOINT TECHNOLOGIES HOLDINGS, INC. 46

the 2023 Annual Meeting of Stockholders within 30 days of April 28. Therefore, we have determined that Rule 14a-8 stockholder proposals must be received by the Company at its principal executive offices no later than the close of business on November 18, 2022, unless otherwise announced by the Company prior to the 2023 Annual Meeting of Stockholders.

In accordance with our bylaws, stockholder proposals and director nominations that are not intended to be included in the Company’s proxy statement must be received, in writing, by the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the prior year’s annual meeting to be properly brought before an annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. Thus, assuming the 2023 Annual Meeting of Stockholders will be held no more than 30 days before nor more than 70 days after the first anniversary date of the 2022 Annual Meeting, if the Company does not receive notice of such a proposal or nomination between December 29, 2022 and January 30, 2023 (since January 28, 2023 is a Saturday), it will be considered “untimely,” and the presiding officer at the 2023 Annual Meeting may properly use his or her discretionary authority to declare that such proposal or nomination was not properly brought before the meeting and therefore shall not be transacted. Any matter so submitted must comply with the other provisions of our bylaws. In addition, to comply with the universal proxy rules (once effective), stockholders must satisfy the requirements set forth in Rule 14a-19 of the Exchange Act.

Other Business

The Board does not presently intend to bring any other business before the Annual Meeting, and, to the knowledge of the Board, no matters are to be brought before the Annual Meeting except as specified in the Notice of the Annual Meeting. As to any business that may properly come before the Annual Meeting, however, it is intended that proxies will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

Whether or not you expect to attend the Annual Meeting, please vote as soon as possible over the Internet or by telephone, or by completing and returning the enclosed proxy card, so that your shares are represented at the Annual Meeting.

Where You Can Find More Information

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. We make available free of charge on or through our Internet website, investors.sailpoint.com, our reports and other information filed with or furnished to the SEC and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The SEC’s website, www.sec.gov, also contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC.

We will provide, without charge, on the written request of any stockholder, a copy of our 2021 Annual Report, including the financial statements and the financial statement schedules required to be filed with the SEC pursuant to Rule 13a-1. Stockholders should direct such requests to Mediant by e-mail at paper@investorelections.com, by telephone at (866) 648-8133 or online at www.investorelections.com/SAIL.

2022 PROXY STATEMENT | SAILPOINT TECHNOLOGIES HOLDINGS, INC. 47

P.O. BOX 8016, CARY, NC 27512-9903

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

INTERNET
Go To: www.proxypush.com/SAIL
• Cast your vote online
• Have your Proxy Card ready
• Follow the simple instructions to record your vote
PHONE Call 1-866-390-5387
• Use any touch-tone telephone
• Have your Proxy Card ready
• Follow the simple recorded instructions
MAIL
• Mark, sign and date your Proxy Card
• Fold and return your Proxy Card in the postage-paid envelope provided

SailPoint Technologies Holdings, Inc.
Annual Meeting of Stockholders
For Stockholders of record as of February 28, 2022

TIME:	Thursday, April 28, 2022 12:30 PM, Central Time
PLACE:	Live Virtual Webcast (visit www.proxydocs.com/SAIL to register)

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Mark McClain (Chief Executive Officer) and Christopher Schmitt (General Counsel), and each of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes each of them, to vote all the shares of capital stock of SailPoint Technologies Holdings, Inc. that the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

SailPoint Technologies Holdings, Inc.

Annual Meeting of Stockholders

Please make your marks like this:

The Board of Directors recommends that you vote “FOR” each of the director nominees below.

PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1. Election of Directors	FOR		WITHHOLD
1.01 Cam McMartin	☐		☐	FOR

1.02 Heidi M. Melin	☐		☐	FOR

1.03 James M. Pflaging	☐		☐	FOR

The Board of Directors recommends that you vote “FOR” the following.

	FOR	AGAINST	ABSTAIN

2.   Ratify the selection by the Audit Committee of our Board of Directors of Grant Thornton LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

	☐	☐	☐	FOR

3. Approve, on an advisory basis, our named executive officer compensation.	☐	☐	☐	FOR

You must pre-register to attend the meeting online.

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date